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                             PARTICIPATION AGREEMENT

                            dated as of June 25, 1996

                                      among

                              THE HOME DEPOT, INC.,
                                  as Guarantor,

                           HOME DEPOT U.S.A., INC., as
                         Lessee and Construction Agent,

                          HD REAL ESTATE FUNDING CORP.,
                               as Facility Lender,

                        CREDIT SUISSE LEASING 92A, L.P.,
                                   as Lessor,

                   OTHER FINANCIAL INSTITUTIONS LISTED ON THE
                       SIGNATURE PAGES HEREOF OR THAT MAY
                         HEREAFTER BECOME PARTY HERETO,
                                   as Lenders,

                                       and

                     CREDIT SUISSE, as Agent Bank and Lender

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                                TABLE OF CONTENTS


                                                                                                               Page
      SECTION 1. DEFINITIONS; INTERPRETATION......................................................................2
      SECTION 2. INITIAL CLOSING DATE.............................................................................2
      SECTION 3. ACQUISITIONS OF LAND AND FACILITIES; FUNDINGS OF ADVANCES........................................3

                  SECTION 3.1.      Agreement to Acquire and Lease................................................3
                  SECTION 3.2.      Lessor's Commitment...........................................................3
                  SECTION 3.3.      Facility Lender Commitments...................................................4
                  SECTION 3.4.      Issuance of Commercial Paper..................................................4
                  SECTION 3.5.      Procedures for Acquisitions of Land...........................................4
                  SECTION 3.6.      Guarantor's and Lessee's Deemed Representation for Each Acquisition...........5
                  SECTION 3.7.      Procedures for Advances.......................................................5
                  SECTION 3.8.      Guarantor's and Lessee's Deemed Representation
                                            for Each Advance......................................................6

                  SECTION 3.9.      Allocation of Advances........................................................6
                  SECTION 3.10.     Use of Proceeds...............................................................7
                  SECTION 3.11.     Return of Advances............................................................7

      SECTION 4. CERTIFICATE EARNINGS; INTEREST; COMMITMENT FEES..................................................7

                  SECTION 4.1.      Certificate Earnings..........................................................7
                  SECTION 4.2.      Interest on Loans.............................................................8
                  SECTION 4.3.      Commitment Fees...............................................................8

      SECTION 5. DISTRIBUTIONS OF PAYMENTS AND COLLATERAL PROCEEDS................................................8

                  SECTION 5.1.      Agreement of Agent Bank and Participants......................................8
                  SECTION 5.2.      Basic Rent....................................................................9
                  SECTION 5.3.      Purchase Payments by Lessee..................................................10
                  SECTION 5.4.      Residual Value Guarantee.....................................................11
                  SECTION 5.5.      Sales Proceeds of Remarketing of Properties..................................12
                  SECTION 5.6.      Supplemental Rent............................................................13
                  SECTION 5.7.      Excepted Payments............................................................13
                  SECTION 5.8.      Distribution of Payments after Lease Event of Default or Loan Agreement Event of Default...........................................................13

                  SECTION 5.9.      Other Payments...............................................................14
                  SECTION 5.10.     Casualty and Condemnation Amounts............................................15
                  SECTION 5.11.     Reduction of Commitment......................................................15
                  SECTION 5.12.     Order of Application.........................................................15
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
                  SECTION 5.13.     Remaining Funds..............................................................16
                  SECTION 5.14.     Time of Payment..............................................................16

      SECTION 6. CERTAIN INTENTIONS OF THE PARTIES...............................................................16

      SECTION 7. CONDITIONS PRECEDENT TO ACQUISITIONS AND ADVANCES...............................................17

                  SECTION 7.1.      Conditions Precedent -- Documentation........................................17
                  SECTION 7.2.      Further Conditions Precedent.................................................19

      SECTION 8. COMPLETION DATE CONDITIONS......................................................................20

      SECTION 9. REPRESENTATIONS.................................................................................22

                  SECTION 9.1.      Representations of the Lessor................................................22
                  SECTION 9.2.      Representations of the Guarantor and the Lessee..............................24
                  SECTION 9.3.      Representations of Guarantor and Lessee on Property Closing Date.............28
                  SECTION 9.4.      Additional Representations of Guarantor and Lessee...........................30
                  SECTION 9.5.      Representations of Facility Lender...........................................31
                  SECTION 9.6.      Representations and Warranties of the Agent Bank and the Lenders.............31

      SECTION 10.PAYMENT OF CERTAIN EXPENSES.....................................................................32

                  SECTION 10.1.     Transaction Expenses.........................................................32
                  SECTION 10.2.     Brokers' Fees and Stamp Taxes................................................33
                  SECTION 10.3.     Certain Fees and Expenses....................................................33

      SECTION 11.OTHER COVENANTS AND AGREEMENTS..................................................................33

                  SECTION 11.1.     Covenants of Guarantor and Lessee............................................33
                  SECTION 11.2.     Cooperation with the Lessee..................................................39
                  SECTION 11.3.     Release of Properties........................................................40
                  SECTION 11.4.     Discharge of Liens...........................................................40
                  SECTION 11.5.     Notice of Credit Rating......................................................40
                  SECTION 11.6.     Covenants of the Facility Lender and the Lessor..............................41
                  SECTION 11.7.     No Bankruptcy Proceedings....................................................42
                  SECTION 11.8.     Notice of Claims Against Lessor..............................................43

      SECTION 12.LESSEE DIRECTIONS...............................................................................43

                  SECTION 12.1.     Lessee Directions............................................................43

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
      SECTION 13.TRANSFER OF INTEREST............................................................................44

                  SECTION 13.1.     Restrictions on and Effect of Transfer.......................................44
                  SECTION 13.2.     Replacement of Lessor or Facility Lender.  ..................................45

      SECTION 14.INDEMNIFICATION.................................................................................45

                  SECTION 14.1.     General Indemnification......................................................45
                  SECTION 14.2.     Environmental Indemnity......................................................47
                  SECTION 14.3.     Proceedings in Respect of Claims.............................................49
                  SECTION 14.4.     End of Term Indemnity........................................................50
                  SECTION 14.5.     General Tax Indemnity........................................................51
                  SECTION 14.6.     Completion Guaranty..........................................................55

       SECTION 15.MISCELLANEOUS..................................................................................55

                  SECTION 15.1.     Survival of Agreements.......................................................55
                  SECTION 15.2.     No Broker; etc...............................................................56
                  SECTION 15.3.     Notices..................................................................... 56
                  SECTION 15.4.     Counterparts.................................................................58
                  SECTION 15.5.     Amendments...................................................................58
                  SECTION 15.6      Usury........................................................................60
                  SECTION 15.7      Confidentiality..............................................................60
                  SECTION 15.8.     Headings; etc................................................................61
                  SECTION 15.9.     Parties in Interest..........................................................61
                  SECTION 15.10.    GOVERNING LAW................................................................61
                  SECTION 15.11.    Severability.................................................................61
                  SECTION 15.12.    Further Assurances...........................................................61
                  SECTION 15.13.    WAIVER OF JURY TRIAL.........................................................61
                  SECTION 15.14     Limitations on Recourse Against Lessor.......................................62
                  SECTION 15.15     Limitations on Recourse Against Facility Lender..............................62





                                    SCHEDULES

         SCHEDULE I        Lenders and Their Addresses

                                   APPENDICES

         APPENDIX 1        Definitions and Interpretation
         APPENDIX 2        Initial Closing Date Conditions Precedent
         APPENDIX 3        Pricing Provisions for Lessor Investment Amounts
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

                                    EXHIBITS

         EXHIBIT A            Acquisition Request
         EXHIBIT B            Funding Request
         EXHIBIT C            Opinion of Counsel to Lessee
         EXHIBIT D            Supplement to the Assignment of Leases
         EXHIBIT E            Local Counsel Opinion
         EXHIBIT F            Property Closing Certificate
         EXHIBIT G            Opinion of Counsel to Facility Lender
         EXHIBIT H            Completion Date Certificate
         EXHIBIT I            Opinion of Counsel to Lessor
         EXHIBIT J            Assignment of Lease and Consent to Assignment
         EXHIBIT K            Construction Agency Agreement Assignment and Consent to Construction Agency
                              Agreement Assignment
         EXHIBIT L            Master Assignment and Consent to Master Assignment
         EXHIBIT M            Form of Security Agreement
         EXHIBIT N-1          Form of Mortgage and Security Agreement
         EXHIBIT N-2          Form of Deed of Trust and Security Agreement
         EXHIBIT N-3          Form of Deed to Secure Debt and Security Agreement
         EXHIBIT O            Form of Lease
         EXHIBIT P            Form of Compliance Certificate


                             PARTICIPATION AGREEMENT

         THIS PARTICIPATION AGREEMENT, dated as of June 25, 1996 (this "Agreement" or "Participation Agreement"), is entered into by and among THE HOME DEPOT, INC., a Delaware corporation, as Guarantor (the "Guarantor"); HOME DEPOT U.S.A., INC. a Delaware corporation, as Lessee and Construction Agent ("Lessee" or "Construction Agent"), HD REAL ESTATE FUNDING CORP., a Delaware corporation ("Facility Lender"), CREDIT SUISSE LEASING 92A, L.P., a Delaware limited partnership, as lessor ("Lessor"), the financial institutions listed on the signature pages hereto or that may hereafter become parties hereto, (each, a "Lender" and collectively, the "Lenders") and CREDIT SUISSE, a Swiss bank operating through its New York branch, as Agent Bank for the Lenders (in such capacity, the "Agent Bank")

                              PRELIMINARY STATEMENT

         In accordance with the terms of this Participation Agreement, the Lease, the Loan Agreement, the Liquidity Agreement and the other Operative Documents,

                  A. the Lessor contemplates acquiring undeveloped parcels of Land from time to time during the Commitment Period, by purchasing Land from third party sellers;

                  B. using Advances from the Lessor, Lessee contemplates building, or causing to be built, as Construction Agent, Improvements on such undeveloped parcels of Land for the Lessor;

                  C. the Lessor wishes to arrange financing for up to 97% of the total cost of the acquisition of such Land and the construction of such Improvements;

                  D. the Facility Lender has agreed to issue Commercial Paper Notes during the Commitment Period in an aggregate amount not to exceed the Facility Lender Commitments, with the proceeds of the sale of the Commercial Paper Notes to be lent to the Lessor pursuant to the Loan Agreement for the acquisition of such Land by the Lessor and the construction of such Improvements by the Construction Agent, as agent for the Lessor;

                  E. the Agent Bank and the Lenders are willing to provide the Liquidity Facility to the Facility Lender to ensure the Facility Lender's ability to pay the Principal Component and the Interest Component of such Commercial Paper Notes and to make Loans to the Lessor as needed for the acquisition and improvement of the Properties;

                  F. the Lessee wishes to lease the Properties from the Lessor under the Lease and the Guarantor is willing to guarantee the Lessee's obligations under the Operative Documents;

                  G. to secure its obligations to the Facility Lender pursuant to the Loan Agreement, the Lessor is granting a lien to the Facility Lender, pursuant to the Mortgages and the other Security Documents, on all of the Lessor's right, title and interest in the Properties and substantially all of the Lessor's rights under the Lease with respect to the Properties; and

                  H. to secure its obligations to the Agent Bank and the Lenders under the Liquidity Agreement, the Facility Lender is pledging to the Agent Bank, for the benefit of the Lenders, pursuant to the Master Assignment and the Security Agreement, substantially all of its right, title and interest in and to the Loan Agreement, the Notes and Security Documents received from the Lessor.

         In consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1.

                           DEFINITIONS; INTERPRETATION

         Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix 1 attached hereto and made a part hereof by this reference for all purposes hereof; and the rules of interpretation set forth in Appendix 1 hereto shall apply to this Participation Agreement.

                                   SECTION 2.

                              INITIAL CLOSING DATE

         The initial Closing Date shall occur on the earliest date (on or before June 30, 1996) on which all the conditions precedent thereto set forth in Appendix 2 attached hereto and made a part hereof by this reference shall have been satisfied or waived by the applicable parties as set forth therein (such date referred to herein as the "Initial Closing Date").

                                   SECTION 3.

         ACQUISITIONS OF LAND AND FACILITIES; FUNDINGS OF ADVANCES

         SECTION 3.1. Agreement to Acquire and Lease. Subject to the conditions and terms of this Participation Agreement and the other Operative Documents, the Lessor agrees to take the following actions at the request of Lessee from time to time during the Commitment Period:

         (a) purchase Land (through Advances funded by the Lessor and the Facility Lender as provided herein);

         (b) concurrently with each Property Closing Date, lease the applicable Land and the existing Improvements thereon to the Lessee under the Lease;

         (c) cause the Improvements to be built by its agent, the Construction Agent, pursuant to the Construction Agency Agreement (utilizing funds provided by the Lessor and the Facility Lender as provided herein); and

         (d) as of the applicable Completion Date, lease the completed Improvements to the Lessee under the Lease.

Notwithstanding any other provision hereof, the Lessor shall not be obligated to make any Advance if (i) the amount of such Advance would exceed the Available Commitments, (ii) if after giving effect to such Advance, the aggregate Property Costs with respect to the Properties would exceed the Maximum Property Costs,
(iii) if after giving effect to such Advance, the Property Costs with respect to any Property would exceed 100% of the As Built Value of such Property; or (iv) if such Advance is for the purchase or improvement of a Support Facility and the total amount of Advances expended for such purposes would (after giving effect to such Advance) exceed twenty percent (20%) of the Total Commitments.

         SECTION 3.2. Lessor's Commitment. Subject to the terms and conditions of this Participation Agreement and the other Operative Documents, the Lessor, at the request of the Lessee, agrees to make investments of its own funds in the Properties from time to time during the Commitment Period on a Funding Date in amounts (each a "Lessor Investment Amount") equal to the amount of the applicable Advance requested in the applicable Funding Request to be funded by a Lessor Investment Amount; provided that, the aggregate amount of the Lessor Investment Amounts funded shall at all times equal or exceed the Lessor's Commitment Percentage of the total outstanding Advances. Notwithstanding any other provision hereof, the Lessor shall not be obligated to make available any Lessor Investment Amount if, after giving effect to the requested Lessor Investment Amount, the aggregate amount of Lessor Investment Amounts funded would exceed the Lessor's Commitment.

         SECTION 3.3. Facility Lender Commitments. Subject to the conditions and terms of this Participation Agreement and the other Operative Documents, the Facility Lender, at the request of the Lessor or its agent, the Construction Agent, agrees to make Loans to the Lessor pursuant to the Loan Agreement, and the Lessor hereby agrees to make the proceeds of such Loans available to the Lessee or the Construction Agent pursuant to Section 3.1, from time to time during the Commitment Period on each Funding Date in an amount in immediately available funds equal to the amount of the Advance requested to be funded by Loan proceeds in the applicable Funding Request; provided that, the aggregate principal amount of the Loans shall at all times be less than or equal to the Facility Lender Commitment Percentage of the aggregate outstanding Advances. Notwithstanding any other provision hereof, the Facility Lender shall not be obligated to make any Loan if, (i) after giving effect to the proposed Loan, the aggregate outstanding amount of the Loans would exceed the Facility Lender Commitments, or (ii) the Facility Lender is unable to issue Commercial Paper Notes in an amount sufficient to fund such Loan pursuant to Section 3.4 or to borrow the necessary amount from the Lenders as Direct Funding Loans pursuant to the Liquidity Facility.

         SECTION 3.4. Issuance of Commercial Paper. Provided that the Liquidity Agreement is in full force and effect and subject to the terms and conditions of this Participation Agreement and the other Operative Documents, in order to fund its obligation to make the Loans to the Lessor pursuant to the Loan Agreement:
(a) the Facility Lender shall (i) issue Commercial Paper Notes, the net proceeds of which are sufficient to make Loans in a principal amount equal to the amount of the Advance requested by the Lessee to be funded with Loan proceeds on each Funding Date, or (ii) request a Direct Funding Loan pursuant to the Liquidity Agreement in such principal amount; and

         (b) The Facility Lender shall cause (i) the Issuing and Paying Agent Bank to deliver the net proceeds of the Commercial Paper Notes issued on such Funding Date, or (ii) the Agent to deliver the proceeds of any Direct Funding Loans made pursuant to the Liquidity Agreement on such Funding Date, to the Construction Agent or such other Person as may be directed by the Construction Agent;

provided however, that in no event shall (i) the sum of (x) the Interest Component and Principal Component of all outstanding Commercial Paper Notes, plus (y) the aggregate outstanding principal amount of the Facility Loans, minus
(z) Deposited Funds at any time exceed the Commitment then in effect, or (ii) the Facility Lender issue any Commercial Paper Notes with a maturity date later than five (5) Business Days' prior to the Maturity Date then in effect.

         SECTION 3.5. Procedures for Acquisitions of Land. With respect to each acquisition of Land,

                  (a) Lessee and/or Construction Agent shall provide to Lessor and Agent Bank with respect to the proposed acquisition, the Environment Audit, Appraisal, survey and title insurance commitment required to be delivered pursuant to Section 7.1 for such Property and the Lessor and Agent Bank shall notify the Lessee of any deficiencies in, or comments on, such items as soon as possible (and in any event within ten (10) Business Days);

                  (b) Lessor and Agent Bank shall receive the form of opinion of counsel required pursuant to Section 7.1(j) (with the understanding that Lessor and Agent Bank shall respond to any draft of such opinion within five
         (5) Business Days);

                  (c) Upon satisfaction of the foregoing conditions and receipt of the form of Deed, Lessor shall execute and deliver a limited power of attorney to Lessee (or a representative thereof) in recordable form and satisfactory to Lessor and Agent Bank sufficient to allow Lessee, upon satisfaction of the remaining conditions precedent set forth in Sections 7.1 and 7.2, to execute and record such documents necessary or advisable in connection with the acquisition of such Land on the Property Closing Date;

                  (d) Lessor, Facility Lender and Agent Bank shall execute and deliver such other documents as may be required to be executed by them in order to fulfill or to confirm whether the conditions precedent set forth in Section 7.1 have been fulfilled or waived within three (3) Business Days' following request; and

                  (e) Lessee shall give the Lessor, the Facility Lender, and the Agent Bank an irrevocable prior written notice not later than 1:00 p.m., New York time, on the Business Day of the proposed Property Closing Date, pursuant, in each case, to an Acquisition Request in the form of Exhibit A attached hereto and made a part hereof by this reference (an "Acquisition Request"), specifying with respect to such
         Land: (i) the Property Closing Date, (ii) the Land to be acquired,
         (iii) the identity of the seller and the Property Acquisition Cost, and
         (iv) the Estimated Completion Date for such Property.

         SECTION 3.6. Guarantor's and Lessee's Deemed Representation for Each Acquisition. Each Acquisition Request by Lessee shall be deemed a representation and warranty by Guarantor and the Lessee to the Lessor, the Facility Lender, each Lender and the Agent Bank that on the proposed Property Closing Date, (i) no Default or Event of Default exists, (ii) the representations of Guarantor and Lessee set forth in Section 9 are true and correct in all material respects as though made on and as of such Property Closing Date except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, and (iii) the conditions precedent to the acquisition of such Land by the Lessor on such Property Closing Date set forth in Section 7 have been satisfied.

         SECTION 3.7. Procedures for Advances. With respect to each funding of an Advance, Construction Agent shall give the Lessor, the Facility Lender, and the Agent Bank an irrevocable prior written notice not later than 1:00 p.m., New York time, on the Business Day of the proposed Funding Date, pursuant, in each case, to a Funding Request in the form of Exhibit B attached hereto and made a part hereof by this reference (a "Funding Request"), specifying (i) the proposed Funding Date, (ii) the amount of the Advance requested, (iii) the relative percentages of such Advance to be funded by Lessor Investment Amounts and Loan proceeds, and (iv) to which Properties such Advance is being allocated and the allocation of such Advance to the respective Property Acquisition Costs and Property Improvements Costs of such Properties. All requests for Advances shall be in a minimum amount of $250,000; provided that, to the extent any Advances are to be funded using the proceeds of Direct Funding Loans (other than Interest Payment Loans), the portion of the Advance to be funded by Direct Funding Loans shall be in a minimum amount of $5,000,000 and in integral multiples of $250,000. All remittances made by the Lessor and the Facility Lender for the funding of any Advance shall be made in immediately available funds by wire transfer to the Construction Agent, with receipt by the Construction Agent not later than 3:00 p.m., New York time, on the applicable Funding Date. Upon (i) the Construction Agent's receipt of the funds provided by the Lessor and the Facility Lender with respect to an Advance and (ii) satisfaction or waiver of the conditions precedent to such Advance set forth in Section 7, the Construction Agent shall pay to Lessee or the Person designated by Lessee for payment or reimbursement of the Property Acquisition Costs of such Land or Property or Property Improvements Costs, as the case may be, the funds provided by the Lessor and the Facility Lender for such Advance.

         SECTION 3.8. Guarantor's and Lessee's Deemed Representation for Each Advance. Each Funding Request by Lessee shall be deemed a representation and warranty by Guarantor and the Lessee to the Lessor, the Facility Lender, each Lender and the Agent Bank that on the proposed Funding Date, (i) the amount of Advance requested represents amounts owing in respect of the purchase price of Land, or amounts owed or paid by Lessee to third parties in respect of Property Costs for which Lessee has not previously been reimbursed by an Advance, (ii) the Advance will not cause the aggregate Advances allocated to the Properties on such Funding Date and any prior Funding Dates to exceed the Maximum Property Costs, (iii) the Advance will not cause the aggregate Advances allocated to reimburse or to pay Soft Costs incurred in connection with the Properties to exceed ten percent (10%) of the Total Commitments, (iv) no Default or Event of Default exists, (v) the representations of the Guarantor and the Lessee set forth in Section 9 are true and correct in all material respects as though made on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, and (vi) the conditions precedent to such Advance and the related Lessor Investment Amount and Loans set forth in Section 7 have been satisfied.

         SECTION 3.9. Allocation of Advances. The amount of each Advance shall be allocated to the Property Acquisition Costs and/or Property Improvement Costs of the Properties specified in the applicable Funding Request as provided in
Section 3.7. Notwithstanding any provision of this Participation Agreement to the contrary however, the outstanding Lessor Investment Amounts and the outstanding Loans shall be deemed to be allocated among the respective Property Acquisition Costs and/or Property Improvement Costs (as applicable) of each Property pro rata based upon the percentage of the aggregate outstanding Lessor Investment Amounts or Loans, as the case may be, to the aggregate amount of Advances regardless of the actual application of the proceeds thereof to any particular Property.

         SECTION 3.10. Use of Proceeds. The proceeds of all Advances made pursuant to the Operative Documents shall be used solely for the acquisition of Land located in the United States or Canada and the construction of Improvements thereon pursuant to the Construction Agency Agreement which shall be leased (upon completion, in the case of Improvements constructed thereon by the Construction Agent) by the Lessor to the Lessee pursuant to the Lease, which

Improvements shall be constructed as a Facility on such Land; provided that the total amount of Advances expended for the acquisition and construction of Properties to be used as Support Facilities shall not exceed twenty percent (20%) of the Total Commitments.

         SECTION 3.11. Return of Advances. In the event that the Facility Lender is required to return the proceeds of any Facility Loan to the Agent Bank pursuant to Section 3.03(b) of the Liquidity Agreement, the Lessor, the Lessee and the Construction Agent agree (without duplication) to return any such proceeds advanced to any of them pursuant to the Operative Documents.

                                   SECTION 4.

                 CERTIFICATE EARNINGS; INTEREST; COMMITMENT FEES

         SECTION 4.1. Certificate Earnings. (a) The amount of the Lessor Investment Amounts outstanding from time to time shall accrue earnings ("Certificate Earnings") at the Certificate Earnings Rate. If all or any portion of the Lessor Investment Amounts, any Certificate Earnings payable thereon or any other amount payable by Guarantor or a Lessee hereunder shall not be paid within five (5) Business Days of the date when due (whether at stated maturity, the acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate which, in the event such amount is not paid within such five (5) Business Day period, shall be deemed to have begun to accrue on the due date thereof).

                  (b) Lessor shall select the applicable Certificate Earnings Rate in accordance with the terms and conditions set forth on Appendix 3 attached hereto and incorporated herein by this reference.

                  (c) On each Payment Date, the Lessor shall, subject to the provisions of Section 5, receive from the Basic Rent paid by the Lessee, the Lessor Basic Rent (determined on the basis of accrued Certificate Earnings) received from the Lessee under the Lease from time to time as provided in
Section 5.

                  (d) The Lessor shall be deemed to have requested that, prior to the Completion Date, the aggregate amount of accrued Certificate Earnings due and payable on such date with respect to the Lessor Investment Amounts allocated to the Property Acquisition Costs and Property Improvements Cost, as applicable of the Construction Period Properties be capitalized. Such capitalization shall be deemed to occur on the relevant Scheduled Payment Date. On each such Scheduled Payment Date, the Lessor Investment Amounts and the Property Acquisition Costs and Property Improvements Cost, as applicable of each Construction Period Property shall be increased by the amount so capitalized.

         SECTION 4.2. Interest on Loans. (a) Each Loan shall accrue interest computed and payable in accordance with the terms of the Loan Agreement.

                  (b) The interest on the Loans shall be paid through the payment of the Lender Basic Rent (determined on the basis of interest on the Loans) received from the Lessee under the Lease from time to time as provided in
Section 5.

                  (c) To the extent that any Interest Payment Loans are made pursuant to the Loan Agreement to capitalize interest on the Loans allocated to the Property Acquisition Costs and the Property Improvements Cost, as applicable of the Construction Period Properties, such Interest Payment Loan shall be deemed to have been made on the relevant Scheduled Payment Date. On each such Scheduled Payment Date, the Loans and the Property Acquisition Costs and the Property Improvements Cost, as applicable of each Construction Period Property shall be increased by the amount so capitalized.

         SECTION 4.3. Commitment Fees. Lessor shall receive commitment fees on the Lessor's Commitment as set forth on Appendix 3.

                                   SECTION 5.

                DISTRIBUTIONS OF PAYMENTS AND COLLATERAL PROCEEDS

         In order to provide for the priority and allocation of payments received from the Lessee and Guarantor and the proceeds of the exercise of remedies by any of the Participants pursuant to the Security Documents, the parties hereto agree as follows:

         SECTION 5.1. Agreement of Agent Bank and Participants. Pursuant to the Master Assignment and the Security Agreement, all of the payments (other than the Excepted Payments) under the Lease, the Construction Agency Agreement, the Mortgages, the Notes, the Participation Agreement and the Loan Agreement have been assigned to the Agent Bank for the benefit of the Lenders. The Agent Bank hereby agrees to deposit all such payments, receipts and other consideration of any kind whatsoever (other than Excepted Payments) received by the Agent Bank pursuant to the Master Assignment, the Security Agreement and any other Security Document in the form received into the Cash Collateral Account. Each Participant hereby agrees that any payment received pursuant to the Guaranty (other than payments received by the Facility Lender pursuant to Section 5.6 which shall be deposited in the Commercial Paper Account) shall immediately be delivered in the form received to the Agent Bank for deposit in the Cash Collateral Account and application as set forth herein. Agent Bank shall make distributions from the Cash Collateral Account pursuant to the requirements of this Section 5 to each Participant or other Person entitled thereto as promptly as possible (it being understood that any such payment received on a timely basis in accordance with the provisions of the Lease, this Participation Agreement and the other Operative Documents shall be distributed by the Agent Bank on the same Business Day to the extent practicable).

         SECTION 5.2. Basic Rent. Subject to Section 5.8, each payment of Basic Rent (and any payment of interest on overdue installments of Basic Rent) shall be made by Lessee to the Agent Bank and shall be distributed by the Agent Bank as follows:

                  first, an amount equal to the Lender Basic Rent shall be distributed to the Lenders for application to pay in full all accrued but unpaid interest owing to the Lenders pursuant to the terms of the Liquidity Agreement and the Liquidity Notes and the remainder of such amount shall be deposited in the Commercial Paper Account to pay in full the Interest Component of all Commercial Paper Notes in order of maturity (subject to the last paragraph of this Section 5.2), and second, an amount equal to the Lessor Basic Rent shall be distributed to the Lessor for application to pay in full all accrued but unpaid Certificate Earnings not required to be capitalized pursuant to Section 4.1(d) (together with any overdue interest thereon).

         Notwithstanding any provision of this Section 5.2 to the contrary, in the event that the Facility Lender is required pursuant to the terms of the Operative Documents to make Interest Payment Loans to capitalize interest on the Notes, subject to the terms and conditions of the Operative Documents, Commercial Paper Notes shall be issued with a greater aggregate Principal Component (or, if the Facility Lender is not able or permitted to do so, Facility Loans shall be made pursuant to the Liquidity Agreement) to pay accrued but unpaid interest on the Facility Loans or the Interest Component of maturing Commercial Paper Notes such that the outstanding principal amount of the Loans shall at all times equal the sum of (x) the outstanding principal amount of the Facility Loans, plus (y) Principal Component of the outstanding Commercial Paper Notes, minus (z) the Deposited Funds; provided, however, that if a Loan Agreement Default under Section 5(a) or (e) of the Loan Agreement or a Loan Agreement Event of Default shall have occurred and be continuing, any such payments which would otherwise be paid to the Lessor pursuant to clause second of this Section 5.2 shall be instead held in the Cash Collateral Account until the earliest to occur of (i) the first date thereafter on which all such Loan Agreement Defaults and Loan Agreement Events of Default shall have been cured (in which case such payment under clause second shall then be made), (ii) the date of any acceleration of the Loans (in which case such payment shall then be applied in the manner contemplated by Section 5.8), or (iii) the 180th day after the occurrence of such Loan Agreement Default or Loan Agreement Event of Default (in which case such payment under clause second shall then be made).

         SECTION 5.3. Purchase Payments by Lessee. Subject to Section 5.8, any payment made by the Lessee pursuant to the Lease or by the Construction Agent pursuant to the Construction Agency Agreement as a result of:

         (a) the purchase of any of the Properties in connection with Lessee's exercise of its Purchase Option under Section 20.1 of the Lease or the Expiration Date Purchase Option pursuant to
                  Section 22.2 of the Lease (and any related purchase by the Construction Agent pursuant to the Construction Agency Agreement), or

         (b)      the Lessee's purchase of a Property or Properties pursuant to
                  Section 17.6 of the Lease (and any related purchase by the Construction Agent pursuant to the Construction Agency Agreement) or the Construction Agent's purchase pursuant to Section 5.3 of the Construction Agency Agreement, or

         (c) payment of the Property Balance in accordance with Section 15.4, Section 16.2(b) Section 22.3(b) of the Lease (and any related purchase by the Construction Agent pursuant to the Construction Agency Agreement), shall except as otherwise provided in Section 5.11, be distributed by the Agent Bank in the following order of priority:

                  first, an amount equal to the Facility Lender Property Balance with respect to such Property shall be distributed to the Lenders in an amount sufficient to repay the outstanding Facility Loans in full, such amount to be paid pro rata to the Lenders in accordance with the terms of the Liquidity Agreement, with the remainder of such amount to be deposited in the Commercial Paper Account to be applied to repay in full the Commercial Paper Notes in order of maturity (and the outstanding principal amount of the Notes shall be proportionately reduced by such repayments), and second, an amount equal to the Lessor Property Balance with respect to such Property shall be distributed to the Lessor, and the Lessor Investment Amounts shall be reduced by such amount, provided, however, that if a Loan Agreement Default under Section 5(a) or (e) of the Loan Agreement or a Loan Agreement Event of Default shall have occurred and be continuing, any such payments which would otherwise be paid to the Lessor pursuant to clause second of this Section 5.3 shall be instead held in the Cash Collateral Account until the earliest to occur of (i) the first date thereafter on which all such Loan Agreement Defaults and Loan Agreement Events of Default shall have been cured (in which case such payment under clause second shall then be made), (ii) the date of any acceleration of the Loans (in which case such payment shall then be applied in the manner contemplated by Section 5.8), or
         (iii) the 180th day after the occurrence of such Loan Agreement Default or Loan Agreement Event of Default (in which case such payment under clause second shall then be made).

         SECTION 5.4. Residual Value Guarantee. (a) Subject to Section 5.8, in the event that upon the Expiration Date, following the election by the Lessee of the Remarketing Option in accordance with Article XXII of the Lease, the outstanding principal amount of Loans divided by the outstanding principal amount of all Advances pursuant to the Total Commitment (expressed as a percentage) equals the Facility Lender Commitment Percentage, the Residual Value Guarantee paid by Lessee pursuant to Article XXII of the Lease (which shall equal the Tranche A Balance) shall be distributed by the Agent Bank on the Expiration Date in the following order of priority (with the principal amount of Tranche A Note to be deemed to have been paid in full by such distribution):

                  first, to the Lenders to repay all outstanding Tranche A Facility Loans in full,

                  second, the balance, if any, to be deposited in the Commercial Paper Account to be applied to pay in full the Commercial Paper Notes in order of maturity (with any remaining amount of the Commercial Paper Notes to be paid in full with Gross Proceeds or Residual Loans).

         No amount of the Residual Value Guarantee shall be applied pursuant to this Section 5.4(a) to reduce the Tranche B Balance or any portion of the Lessor Investor Amounts.

         (b) In the event that upon the Expiration Date, following the election by the Lessee of the Remarketing Option in accordance with Article XXII of the Lease, the outstanding principal amount of the Loans divided by the aggregate amount of all Advances outstanding pursuant to the Total Commitments (expressed as a percentage) is less than the Facility Lender Commitment Percentage, the Residual Value Guarantee shall be distributed by the Agent Bank in the following order of priority (with the principal amount of the Notes to be reduced by the amounts distributed pursuant to the first and second priority categories):

                  first, to the Lenders in an amount sufficient to pay the outstanding Tranche A Facility Loans in full,

                  second, the balance, if any, to be deposited in the Commercial Paper Account to repay in full the Commercial Paper Notes in order of maturity in an amount sufficient to repay the outstanding Commercial Paper Notes in full (with any remaining amount of the outstanding Commercial Paper Notes to be repaid in full with Gross Proceeds or Residual Loans), provided that the amount deposited in the Commercial Paper Account pursuant to this clause second, together with the amount applied under clause first above, shall not exceed an amount equal to 86.6% of the principal amount of the Loans outstanding on the Expiration Date prior to any application of funds pursuant to Sections
         5.3 or 5.5,

                  third, the balance, if any, to be distributed to the Lessor to be applied to Certificate Earnings, any overdue interest and to repay Lessor Investment Amounts.

         SECTION 5.5. Sales Proceeds of Remarketing of Properties. Subject to
Section 5.8, any payments received by Agent Bank as Gross Proceeds from the sale of the Properties sold pursuant to Lessee's exercise of the Remarketing Option pursuant to Article XXII of the Lease or otherwise sold by Agent Bank, or following the repayment in full of all of the Facility Loans and the termination of the Master Assignment, the Facility Lender or Lessor, together with any payment made by Lessee as a result of an indemnity payment pursuant to Section 14.4, shall be distributed by Agent Bank, Facility Lender or Lessor, as the case may be, on the Expiration Date (or following the Expiration Date, upon receipt), in the following order of priority:

                  first, to the Lenders for application to repay the Tranche B Facility Loans in full (with a corresponding reduction in the Tranche B
         Note),

                  second, the balance, if any, to be deposited in the Commercial Paper Account for payment in full of the Commercial Paper Notes in order of maturity (with any remaining amount of the outstanding Commercial Paper Notes to be repaid with Residual Loans), provided that the amount deposited in the Commercial Paper Account pursuant to this clause second, together with the amount applied under clause first above, shall not exceed an amount equal to 13.4% of the principal amount of the Loans outstanding on the Expiration Date prior to any application of funds pursuant to Sections 5.3 or 5.4, third, the balance, if any, to be distributed to the Lessor to be applied to payment of Certificate Earnings and overdue interest and to repay the Lessor Investment Amounts,

                  fourth, the balance, if any, shall be distributed to the Lessee to the extent permitted by Section 5.13;

provided, however, that if a Loan Agreement Default under Section 5(a) or (e) of the Loan Agreement or a Loan Agreement Event of Default shall have occurred and be continuing, any such payments which would otherwise be paid to the Lessor pursuant to clause third of Section 5.5 shall be instead held in the Cash Collateral Account until the earliest to occur of (i) the first date thereafter on which all such Loan Agreement Defaults and Loan Agreement Events of Default shall have been cured (in which case such payment under clause third shall then be made), (ii) the date of any acceleration of the Loans (in which case such payment shall then be applied in the manner contemplated by Section 5.8), or
(iii) the 180th day after the occurrence of such Loan Agreement Default or Loan Agreement Event of Default (in which case such payment under clause third shall then be made).

         To the extent that any amounts received pursuant to this Section 5.5 relate to a specific Property, the Property Balance relating to such Property shall be deemed to be reduced by the amounts applied pursuant hereto, with a corresponding reduction in the principal amount of the Notes.

         SECTION 5.6. Supplemental Rent. Subject to Section 5.7, all payments of Supplemental Rent received by any Agent Bank (excluding any amounts payable pursuant to the preceding provisions of this Section 5) shall be distributed promptly by Agent Bank upon receipt thereof to the Persons entitled thereto pursuant to the Operative Documents. In the event that a Lease Event of Default has occurred and is continuing, relieving the Lenders of their obligation to make Liquidity Loans or (in the case of a Material Lease Event of Default) Residual Loans pursuant to the Liquidity Agreement, unless, upon electing not to make such Loans, the Agent Bank has immediately demanded payment of the Lease Balance from the Lessee pursuant to the Lease and, in the event such amount is not immediately repaid, immediately demanded payment of such amount from the Guarantor pursuant to the Guaranty, the Facility Lender, acting through the Issuing and Payment Agent, shall be entitled to receive and to apply to the Commercial Paper Notes in order of maturity, an amount equal to the sum of (i) the mandatory prepayment of the Notes required by Section 2.4 of Loan Agreement, such amount to be funded by a payment of Supplemental Rent pursuant to the Lease, and (upon payment of such amount by Lessee or the Guarantor) the Lease Balance shall be reduced by the amount of any such payment, plus any Basic Rent owed by the Lessee with respect to the Interest Component of the maturing Commercial Paper Notes giving rise to such mandatory prepayment. In the event that the Lessee does not fund such amount, the Facility Lender, acting through the Administrative Agent, shall be entitled to make an immediate demand therefor in accordance with the terms of Section 7 of the Guaranty. In addition, in the event of any voluntary prepayment of the principal amount of the

Loans pursuant to Section 2.4 of the Loan Agreement, which amounts are applied to repay the principal of Liquidity Loans or Commercial Paper Notes, the Lease Balance shall be reduced by the amount of such payment to the extent funded by the payment of Supplemental Rent.

         SECTION 5.7. Excepted Payments. Notwithstanding any other provision of this Participation Agreement or the Operative Documents, any Excepted Payment received at any time by the Agent Bank or any Participant shall, subject to the penultimate sentence of Section 5.1, be distributed promptly to the Person entitled to receive such Excepted Payment.

         SECTION 5.8. Distribution of Payments after Lease Event of Default or Loan Agreement Event of Default. (a) Subject to Section 5.6, all payments (other than Excepted Payments) received and amounts realized by Agent Bank, Facility Lender or Lessor after a Lease Event of Default has occurred and is continuing, including proceeds from the sale of any of the Properties or other collateral, proceeds of any amounts from any insurer or any Governmental Authority in connection with any Casualty or Condemnation, from the Lessee as payment in accordance with the Lease, including any payment received from the Lessee pursuant to Section 17 of the Lease (but excluding Section 17.6 of the Lease), or subject to subsection (c) below from the Guarantor pursuant to the Guaranty shall, be paid to the Agent Bank as promptly as possible and shall be distributed by Agent Bank in the following order of priority:

                  first, so much of such payment or amount as shall be required to reimburse Agent Bank, Facility Lender, the Lenders or Lessor for any tax, expense or other loss incurred by Agent Bank, Facility Lender, the Lenders or Lessor incurred in connection with the collection of such amounts (to the extent not previously reimbursed) shall be distributed to Agent Bank, Facility Lender, the Lenders or Lessor, as applicable (to be divided amongst the Participants pro rata to the extent insufficient to satisfy all claims);

                  second, subject to clause (c) below, so much of such amount as shall be required to pay in full each Lender's Participant Balance, and in the case that the amount so to be distributed shall be insufficient to pay in full as aforesaid, then, pro rata among the Lenders without priority of one Lender over the other in the proportion that each Lender's Participant Balance bears to the aggregate Participant Balances of all of the Lenders, shall be distributed to the Lenders;

                  third, subject to clause (c) below, the balance, if any, shall be deposited in the Commercial Paper Account to repay in full the Interest Component and Principal Component of all outstanding Commercial Paper Notes;

                  fourth, so much of such amount or amounts as shall be required to pay in full the Participant Balance of Lessor shall be distributed to the Lessor; and

                  fifth, the balance, if any, of such payment or amounts remaining thereafter shall be promptly distributed to, or as directed by, the Lessor, pursuant to the Operative Documents.

         (b) During the occurrence and continuance of a Loan Agreement Event of Default if the Loans have been accelerated, all amounts (other than Excepted Payments) received or realized by any Participant and otherwise distributable pursuant to Sections 5.2 and 5.3 shall be distributed as provided for in Section
5.8 (a) above except that if such Loan Agreement Default does not arise out of, or is not attributable to a Lease Event of Default, clause fifth shall, subject to Section 5.13, be directed by the Lessee.

         (c) Notwithstanding the foregoing, any payments received pursuant to the Guaranty upon the occurrence and during the continuance of a Lease Event of Default (except as provided in Section 5.6), shall be divided amongst clause second and clause third of subsection (a) above pro rata, without priority one over another.

         SECTION 5.9. Other Payments. (a) Except as otherwise provided in Sections 5.2, 5.3, 5.8 and paragraph (b) below,

                  (i) any payment received by Agent Bank for which no provision as to the application thereof is made in the Operative Documents or elsewhere in this Section 5, and

                  (ii) all payments received and amounts realized by any Participant under the Lease or otherwise with respect to the Properties to the extent received or realized at any time after payment in full of the Participant Balances of all of the Participants and any other amounts due and owing to the Lessor, Facility Lender, Lenders or the Agent Bank,

shall be distributed forthwith by the Agent Bank in the order of priority set forth in Section 5.3 (in the case of any payment described in clause (i) above) or in Section 5.8 hereof (in the case of any payment described in clause (ii) above).

                  (b) Except as otherwise provided in Sections 5.2, 5.3 and 5.8 hereof and except after a Lease Event of Default has occurred and is continuing, any payment received by Agent Bank for which provision as to the application thereof is made in an Operative Document but not elsewhere in this Section 5 shall be distributed forthwith by Agent Bank to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

         SECTION 5.10. Casualty and Condemnation Amounts. Any amounts payable to Agent Bank, Lessor or Facility Lender as a result of a Casualty or Condemnation pursuant to Section 15.1 of the Lease (but excluding any amounts payable pursuant to Section 16.2 of the Lease) shall, if no Lease Event of Default exists, be paid over to the Lessee to reimburse Lessee for any amounts expended by Lessee for the rebuilding or restoration of the Property to which such Casualty or Condemnation applied, and any excess proceeds shall be paid in accordance with the Lease. If a Lease Event of Default exists, then during the continuance of such Lease Event of Default, all such amounts shall be held by Agent Bank in the Cash Collateral Account and upon exercise of Agent Bank's remedies under the Operative Documents shall be distributed pursuant to Section 5.8.

         SECTION 5.11. Reduction of Commitment. In the event of reduction of the Commitment pursuant to the terms of Sections 4.02 or 4.04 of the Liquidity Agreement (with an automatic and corresponding reduction of the Facility Lender's Commitments) to an amount which is less than the sum of the Lease Balance plus the aggregate Property Improvement Costs expended pursuant to the Construction Agency Agreement for Properties which have not yet reached Completion Date (the "Invested Amount"), the Lessee and the Construction Agent shall, to the extent permitted by Section 20 of Lease (and to extent that the Agent Bank consents to any required decrease of the Permitted Amount) purchase Properties in accordance with the terms of the Lease to reduce the Invested Amount to the amount of the Commitment. The Purchase Option Price paid by Lessee in such event shall be distributed to the Non-Consenting Lenders in accordance with Section 5.02(b)(ii) of the Liquidity Agreement.

         SECTION 5.12. Order of Application. To the extent any payment made to any Participant pursuant to Sections 5.2, 5.3, 5.4, 5.5 or 5.8 is insufficient to pay in full the Participant Balance of such Participant, then each such payment shall first be applied to overdue interest, then to accrued interest and then to principal.

         SECTION 5.13. Remaining Funds. Upon the termination of the Total Commitments and the Commitments and the payment in full of (i) the Loans, the Facility Loans, the Commercial Paper Notes, the Lessor Investment Amounts and all accrued and unpaid Certificate Earnings, and (ii) all amounts owing by the Lessee or Guarantor to any Person under the Operative Documents, all remaining moneys in the Cash Collateral Account shall be paid to the Lessee.

         SECTION 5.14. Time of Payment. Each payment due from Lessee or Guarantor under the Operative Documents shall be made in immediately available funds prior to 2:00 p.m. New York time on the date when due in immediately available funds consisting of lawful currency of the United States of America, unless such date shall not be a Business Day, in which case payment shall be made on the next succeeding Business Day. Payments received after 2:00 p.m. New York time shall be deemed received on the next succeeding Business Day.

                                   SECTION 6.

                        CERTAIN INTENTIONS OF THE PARTIES

         Anything else herein, in any other Operative Document, or elsewhere to the contrary notwithstanding, it is the intention of Guarantor, the Lessee, the Lessor, the Facility Lender, the Lenders and the Agent Bank (and, assuming enforcement of the Operative Documents in accordance with their terms, it is the representation and warranty of the Guarantor and the Lessee) that: (i) the amount and timing of installments of Basic Rent due and payable from time to time from the Lessee under the Lease shall be equal to the aggregate payments due and payable for interest on the Loans and Certificate Earnings on the Lessor Investment Amounts on each Payment Date (to the extent such interest and Certificate Earnings are not Property Costs with respect to Construction Period Properties permitted to be funded by Interest Payment Loans or increases to Lessor Investment Amounts by capitalization thereof during a Construction Period) and that such interest amount payable on the Loans shall at all times equal the aggregate accrued interest on the principal amount of Facility Loans and the Interest Component of maturing Commercial Paper Notes (with the express understanding that any interest on the Facility Loans or Interest Component of maturing Commercial Paper Notes not paid with Lender Basic Rent payments due to such capitalization of the interest on the Loans will be paid by the proceeds of new Commercial Paper Notes or Facility Loans); (ii) the amount and timing of Supplemental Rent payable by the Lessee shall include amounts equal to the mandatory prepayments of the Loans required pursuant to Section 2.4 of the Loan Agreement which shall equal the amount of maturing Commercial Paper Notes not repaid by the issuance of new Commercial Paper Notes or Liquidity Loans to the extent set forth in Section 5.6; (iii) if the Lessee elects the Purchase Option or becomes obligated to purchase any Property under the Lease, the Loans, the Lessor Investment Amounts, all interest, Certificate Earnings and Facility Fees related to such Property and all other obligations of the Lessee owing to the Lessor, the Facility Lender, the Lenders and the Agent Bank relating thereto shall be paid in full by the Lessee so that the aggregate Property Costs (including amounts owing by the Construction Agent pursuant to the Construction Agency Agreement with respect to Construction Period Properties) shall at all times equal the sum of (x) the Facility Loans, plus (y) the Interest Component and Principal Component of outstanding Commercial Paper Notes (less any Deposited Funds) plus (z) the Lessor Investment Amounts not previously prepaid;
(iv) if the Lessee properly elects the Remarketing Option with respect to a Property and provided that no Lease Event of Default has occurred and is continuing, Lessee shall only be required to pay to the Lessor the Gross Proceeds of the sale of such Property, the Residual Value Guarantee for such Property, any amounts payable pursuant to Section 14 and any Rent with respect to such Property (which aggregate amounts may be less than the Property Balance under the Lease with respect to such Property) with the express understanding that any remaining amount of the Commercial Paper Notes shall be repaid with the proceeds of Facility Loans; (v) upon a Lease Event of Default, the amounts then due and payable by the Lessee under the Lease shall include the Lease Balance which shall be sufficient to repay the Commercial Paper Notes, Liquidity Loans and Lessor Investment Amounts in full; and (vi) the amount of interest accruing on the Loans for any period shall equal the sum of the interest accruing on the Liquidity Notes and the Interest Component of the Commercial Paper Notes outstanding during such period.

                                   SECTION 7.

                             CONDITIONS PRECEDENT TO

                            ACQUISITIONS AND ADVANCES

         SECTION 7.1. Conditions Precedent -- Documentation. The obligation of the Lessor to acquire a Property on a Property Closing Date, to make the initial Advance in respect of such Property on the initial Funding Date with respect to such Property, and to make any related Lessor Investment Amount available on such Funding Date, the right and obligation of the Facility Lender to make any Loans to Lessor on such Funding Date to fund such Advances and the obligation of the Lenders to make Direct Funding Loans under the Liquidity Agreement, are subject to satisfaction of the following conditions precedent and to the conditions precedent set forth in Section 7.2:

         (a) the Agent Bank, the Lessor, and the Facility Lender shall have received a fully executed counterpart of the Acquisition Request, appropriately completed by Lessee, in accordance with
                  Section 3.5, and a fully executed counterpart of the Funding Request, appropriately completed by Lessee, in accordance with
                  Section 3.7;

         (b) the Environmental Audit for such Property shall have been delivered to and shall be satisfactory in form and substance to the Agent Bank and the Lessor;

         (c) on or prior to the Property Closing Date for the related Property, the Agent Bank, the Lessor and the Facility Lender shall have received an Appraisal of each Property being acquired on such Property Closing Date reasonably satisfactory to the Agent Bank and the Lessor;

         (d) on or prior to the Property Closing Date for the related Property, the Lessor shall have received a deed (a "Deed") (in form and substance appropriate for recording with the applicable Governmental Authorities, with respect to such Property (and all Improvements located thereon) being purchased on such Property Closing Date, conveying fee simple title to such Property to the Lessor, subject only to Permitted Exceptions;

         (e) on or prior to the Property Closing Date for the related Property, Lessee and the Lessor shall have delivered to the Agent Bank and the Facility Lender a Construction Agency Agreement Supplement with respect to such Property fully executed by Construction Agent and the Lessor;

         (f) on or prior to the Property Closing Date for the related Property, the Lessee and the Lessor shall have delivered the original counterpart of the Lease Supplement and Memorandum of Lease executed by the Lessee and the Lessor with respect to such Property to the Agent Bank, with a copy to the Facility Lender;

         (g) on or prior to the Property Closing Date for the related Property, the Lessor shall have delivered to the Agent Bank a Mortgage executed by the Lessor with respect to such Property;

         (h) on or prior to the Property Closing Date for the related Property, the Lessor shall have delivered to the Agent Bank a Supplement to the Assignment of Leases executed by the Lessor with respect to such Property;

         (i) on or prior to the Property Closing Date for the related Property, the Lessee shall have delivered to the Agent Bank a consent to the Supplement to the Assignment of Leases executed by the Lessee with respect to such Property;

         (j) on or prior to the Property Closing Date for the Property, the Agent Bank, the Lessor and the Facility Lender shall have received an opinion of counsel, which counsel and whose opinion shall be reasonably satisfactory to the Agent Bank and the Lessor and qualified with respect to the laws of the jurisdiction in which such Property is located as to the matters set forth in Exhibit E attached hereto and made a part hereof by this reference;

         (k) on or prior to the Property Closing Date for the related Property, the Facility Lender shall have delivered to the Agent Bank a Supplement to the Master Assignment assigning to Agent Bank, for the benefit of the Lenders, substantially all of the rights of Lessor to the documents described in subparagraphs (e) through (i) and a consent of the Lessee and Lessor to such assignment;

         (l) on or prior to the Property Closing Date for the related Property, the Lessee shall deliver, or cause to be delivered, to the Agent Bank and the Lessor an ALTA extended owner's (with respect to Lessor) and lender's (with respect to Agent
                  Bank) title insurance commitment covering such Property in favor of the Agent Bank, the Facility Lender and the Lessor reasonably satisfactory in form and substance to the Agent Bank and Lessor, with customary coverage over the general exceptions to such policy and customary endorsements issued by the title company and evidencing the first priority status of the Mortgage, subject only to the exceptions noted therein;

         (m) on or prior to the Property Closing Date for the related Property, the Agent Bank shall have received evidence satisfactory to it that each of the Deed, the Memorandum of Lease, the Supplement to the Assignment of Leases, the Consent to the Assignment, the Mortgage, the Supplement to Master Assignment and the consent to Master Assignment delivered on any Property Closing Date shall have been or are being recorded with the appropriate Governmental Authorities in the order in which such documents are listed in this clause, and the UCC Financing Statements with respect to the Property being acquired shall have been or are being filed with the appropriate Governmental Authorities, and that all of the recording fees, filing fees, transfer taxes and recording taxes with respect to the foregoing have been paid; and

         (n) Lessee shall have delivered to the Agent Bank, the Lessor and the Facility Lender its duly completed Property Closing Certificate substantially in the form of Exhibit F attached hereto and made a part hereof by this reference, as to the satisfaction of the conditions precedent set forth in Section 7.2.

         SECTION 7.2. Further Conditions Precedent. The obligation of the Lessor to acquire a Property on a Property Closing Date, to make an Advance on a Funding Date, to make available any related Lessor Investment Amount on such Funding Date, the right and obligation of Facility Lender to make any related Loans on such Funding Date to fund such Advances and the Lenders' obligation to make Direct Funding Loans under the Liquidity Agreement, are subject to satisfaction of the following conditions precedent and to satisfaction on or before the related Property Closing

Date of the conditions precedent set forth in Section 7.1:

         (a) on such date the representations and warranties of Guarantor, Lessee, contained herein and in each of the other Operative Documents shall be true and correct in all material respects as though made on and as of such date, except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date;

         (b) the other parties hereto shall have performed their respective agreements contained herein and in the other Operative Documents to be performed by them on or prior to such date;

         (c) there shall not have occurred and be continuing any Facility Agreement Default or Facility Agreement Event of Default and no Facility Agreement Default or Facility Agreement Event of Default will have occurred after giving effect to the acquisition of Land requested by such Acquisition Request and/or the making of the Advance requested by such Funding Request, as the case may be;

         (d) the Available Commitments, in the reasonable judgment of the Construction Agent will be sufficient to complete the Improvements on the Construction Period Properties and the Advances being made and which have been made with respect to the Construction Period Properties will not exceed the Maximum Property Costs for the Properties; and

         (e) the Estimated Completion Date of such Property shall not be after the last day of the Commitment Period or beyond the Outside Completion Date.

Notwithstanding the foregoing, as more specifically set forth in the Liquidity Agreement, the Facility Lender may, in compliance with the Liquidity Agreement, continue to issue Commercial Paper Notes in an amount sufficient to repay the Principal Component of maturing Commercial Paper Notes and Facility Loans unless a Material Lease Event of Default shall have occurred and be continuing.

                                   SECTION 8.

                           COMPLETION DATE CONDITIONS

         The occurrence of the Completion Date with respect to any Property shall be subject to the fulfillment to the reasonable satisfaction of, or waiver by, the Agent Bank and the Lessor of the following conditions precedent:

         (a) Construction Completion. The construction of the Improvements shall have been completed substantially in accordance with the Plans and Specifications for such Property and all applicable Requirements of Law, and such

                  Property shall be ready for occupancy and operation. Substantially all fixtures, furniture, furnishings, equipment and other property contemplated under such Plans and Specifications to be incorporated into or installed in such Property shall have been incorporated or installed, free and clear of all Liens except for Permitted Liens.

         (b) Lessee Certification. Lessee shall have furnished the Lessor, the Facility Lender and the Agent Bank with a certification of Lessee (substantially in the form of Exhibit H attached hereto and made a part hereof by this reference) to the effect that:

                  (i) all amounts owing to third parties for the construction of the Improvements have been paid in full (or are being contested in good faith or held until completion of certain punch list items and the amount being contested or held back does not exceed ten percent (10%) of the related Property Cost), and no litigation or proceedings are pending, or to the best of Lessee's knowledge, are threatened, against such Property or Lessee which could have a Material Adverse Effect;

                  (ii) a certificate of occupancy (temporary or permanent) and all other material Governmental Action required for the construction and operation of such Property have been obtained and are in full force and effect;

                  (iii) such Property has available all services of public facilities and other utilities necessary for use and operation of the Facility and the other Improvements for their intended purposes, including (as applicable), without limitation, adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of access between the Facility and public highways for pedestrians and motor vehicles;

                  (iv) all material agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of such Property as the Lessee intends to use such Property under the Lease and which are necessary to permit the lawful intended use and operation of all then intended utilities, driveways, roads and other means of egress and ingress to and from the same have been obtained and are in full force and effect and Lessee has no actual knowledge of any pending modification or cancellation of any of the same; and the use of such Property substantially as intended does not depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained and is in full force and effect for its continuing legal use;

                  (v)      all of the requirements and conditions set forth in
                           Section 8(a) hereof have been completed and fulfilled;

                  (vi) no changes or modifications were made to the related Plans and

                           Specifications after the related Property Closing Date that have had a material adverse effect on the current value, residual value, operation, use or useful life of such Property; and

                  (vii) upon the execution and delivery of a Lease Supplement with respect to the Improvements, Lessee will have unconditionally accepted such Improvements subject to such Lease Supplement and will have good and marketable title to a valid and subsisting leasehold interest in the Property, subject only to Permitted Exceptions.

         (c) Lease Supplement. Lessee and Lessor shall have executed and delivered to the Agent Bank a Lease Supplement with respect to such Improvements.

                                   SECTION 9.

                                 REPRESENTATIONS

         SECTION 9.1. Representations of the Lessor. Lessor represents and warrants to each of the other parties hereto as follows:

         (a) Due Organization; etc. It is a limited partnership duly organized and validly existing and in good standing under the laws of the State of Delaware and has the power and authority to enter into and perform its obligations under the Operative Documents to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it in connection with or as contemplated by each such Operative Document to which it is or will be a party. It is duly qualified to transact business in every jurisdiction where the failure to qualify would have a material adverse effect on its ability to perform its obligations under the Operative Documents as contemplated on the Initial Closing Date.

         (b) Authorization; No Conflict. The execution, delivery and performance of each Operative Document to which it is or will be a party, has been duly authorized by all necessary action on its part and on the part of its general partner and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations or those of its general partner, (ii) does or will contravene any current law, governmental rule or regulation relating to it or its general partner, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of it or its general partner's property under its partnership agreement or any Contractual Obligation of the Lessor or its general partner, or (iv) does or will require any Governmental Action by any Governmental Authority.

         (c) Enforceability; etc. Each Operative Document to which the Lessor is or will be a party has been, or on or before any Closing Date on which such Operative Document is to be signed will be, duly executed and delivered by the Lessor and each such Operative Document to which the Lessor is a party constitutes, or upon execution and delivery will constitute, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, a legal, valid and binding obligation enforceable against the Lessor in accordance with the terms thereof, except as such enforceability may be limited or denied by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws effecting creditors' rights and the enforcement of debtors' obligations generally, and (ii) general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

         (d) Litigation. There is no action or proceeding pending or, to Lessor's knowledge, threatened to which it or, to the best of its knowledge, its general partner is or will be a party, before any Governmental Authority that, if adversely determined, could reasonably be expected to have a material adverse effect on the property, operations or financial condition of the Lessor or, to the best of its knowledge, its general partner.

         (e) Assignment. It has not assigned or transferred any of its right, title or interest in or under the Lease, the Guaranty or the Construction Agency Agreement except in accordance with the Operative Documents.

         (f) Defaults. No Default or Event of Default under the Operative Documents attributable to it has occurred and is continuing.

         (g) Securities Act. Neither the Lessor nor any Person authorized by the Lessor to act on its behalf has offered or sold any interest in the Lessor Investment Amounts or the Notes, or in any similar security relating to a Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than the parties hereto and neither the Lessor nor any Person authorized by the Lessor to act on its behalf will take any action which would subject the issuance or sale of any interest in the Lessor Investment Amounts or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Document under the Trust Indenture Act of 1939, as amended.

         (h) Chief Place of Business. The Lessor's chief place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Participation Agreement and each other Operative Document are kept are located at 12 East 49th Street, New York, New York 10017.

         (i) Federal Reserve Regulations. The Lessor is not engaged principally in, and does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board).

         (j) Investment Company Act. The Lessor is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act.

         (k) General Partner. Credit Suisse is the sole general partner of the Lessor.

         SECTION 9.2. Representations of the Guarantor and the Lessee. Each of the Guarantor and the Lessee represents and warrants to each of the other parties hereto that:

         (a) Corporate Existence and Power. Each of the Guarantor and the Lessee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to"transact business in every jurisdiction where each Property is located (in the case of Lessee) and where the failure to so qualify would reasonably be expected to have or cause a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to possess any such licenses, authorizations, consents, or approvals would not reasonably be expected to have or cause a Material Adverse Effect.

         (b) Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each of the Guarantor and the Lessee of this Participation Agreement and the other Operative Documents to which it is a party (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no Governmental Action by or in respect of or filing with, any Governmental Authority, (iv) do not contravene, or constitute a default under, any Applicable Law or of the certificate of incorporation or by-laws of the Guarantor, Lessee, or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Guarantor, the Lessee or any of the Guarantor's other Significant Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Guarantor, Lessee or any of the Guarantor's other Significant Subsidiaries.

         (c) Binding Effect. This Participation Agreement constitutes a valid and binding agreement of each of the Guarantor and the Lessee enforceable in accordance with its terms, and the other Operative Documents to which it is, or will become a party, when executed and delivered in accordance with this Participation Agreement, will constitute valid and binding obligations of the Guarantor or Lessee enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

         (d) Financial Information. The consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of January 28, 1996 and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended, reported on by KPMG Peat Marwick, LLP, copies of which have been delivered to each of the Lenders and the Lessor fairly present, in conformity with GAAP, the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such period.

         (e) No Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Guarantor or Lessee, threatened, against or affecting the Guarantor, Lessee or any of their other Subsidiaries, before any court or arbitrator or any Governmental Authority which would reasonably be expected to have or cause a Material Adverse Effect.

         (f) Compliance with ERISA. (i) The Guarantor and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

                           (ii) Neither the Guarantor nor to the best of
                  Guarantor's knowledge and belief any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

         (g) Compliance with Laws; Payment of Taxes. The Guarantor, the Lessee and each of their other Subsidiaries are in compliance with all applicable Requirements of Law, except where (i) such compliance is being contested in good faith through appropriate proceedings or (ii) the failure to be in compliance would not reasonably be expected to have or cause a Material Adverse Effect. There have been filed on behalf of the Guarantor and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes shown due and owing by such returns have been paid. The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Guarantor, adequate. United States federal income tax returns of the Guarantor and its Subsidiaries have been examined and closed through the fiscal year ended February 3, 1991.

         (h) Significant Subsidiaries. Each of the Guarantor's Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where the failure to qualify would reasonably be expected to have or cause a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business substantially as now conducted, except where the failure to possess any such licenses, authorizations, consents or approvals would not reasonably be expected to have or cause a Material Adverse Effect.

         (i) Investment Company Act. Neither the Guarantor, the Lessee nor any of the other Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (j) Public Utility Holding Company Act. Neither the Guarantor, the Lessee nor any of the other Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         (k) Ownership of Property; Liens. Each of the Guarantor and its Significant Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except Liens permitted by the Operative Documents.

         (l) No Default. Neither the Guarantor nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could reasonably be expected to have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         (m) Full Disclosure. All written information heretofore furnished by the Guarantor or the Lessee to the Agent Bank, the Placement Agent, the Issuing and Paying Agent, any Lender or Lessor for purposes of or in connection with this Participation Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Guarantor or the Lessee to the Agent Bank, or any Lender or Lessor will be, true and correct in all material respects or based on what the Guarantor or the Lessee in good faith believes to be reasonable estimates on the date as of which such information is stated or certified.

         (n) Environmental Matters. (i) Neither the Guarantor nor any Subsidiary is subject to any claim under the Environmental Laws which could have or cause a Material Adverse Effect and neither the Guarantor nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed (x) National Priorities List under 40 C.F.R. ss. 300, (y) CERCLIS list or
                  (z) any list arising from a state statute similar to CERCLA.

                           (ii) No Hazardous Substances have been or are being
                  used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Guarantor and Lessee, at or from any adjacent site or facility, except for Hazardous Substances, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Laws.

                           (iii) Each of the Guarantor and each of its
                  Subsidiaries and Affiliates, (x) has procured all permits and authorizations required under the Environmental Laws necessary for the conduct of its business, and (y) is in compliance with all Environmental Laws in connection with the operation of the Properties and the Guarantor's and each of its Subsidiary's and Affiliate's, respective businesses, in each case set forth in either of clause (x) or (y) where the failure to procure or non-compliance with which would reasonably be expected to have or cause a Material Adverse Effect.

         (o) Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Guarantor and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all Applicable Laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws, except where the failure to have complied with such laws would not reasonably be expected to have or cause a Material Adverse Effect. The issued shares of Capital Stock of the Lessee are owned by the Guarantor free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Guarantor's other Significant Subsidiaries is owned by the Guarantor free and clear of any Lien or adverse claim.

         (p) Margin Stock. Neither the Guarantor nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Advance will be used for any purpose, including, without limitation, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, which violates, or which is inconsistent with, the provisions of Regulation G, Regulation T, Regulation U or Regulation X.

         (q) Insolvency. After giving effect to the execution and delivery of the Operative Documents, the Guarantor will not be "insolvent," within the meaning of such term as used in O.C.G.A. ss. 18-2-22 or as defined in ss. 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

         (r) Securities Act. Neither the Guarantor, the Lessee nor any Person authorized by either of the Guarantor or Lessee to act on its behalf has offered or sold any interest in the Notes, the Commercial Paper Notes or in any similar security relating to a Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than an "Accredited Investor" (as such term is defined in the Securities Act).

         (s) Commercial Paper Notes. All Commercial Paper Notes shall constitute exempt securities under Section 4(2) of the Securities Act, no registration of the Commercial Paper Notes under the Securities Act, nor qualification of an indenture with respect to the Commercial Paper Documents under the Trust Indenture Act of 1939, as amended, will be required in connection with the offer, issuance or sale of the Commercial Paper Notes.

         SECTION 9.3. Representations of Guarantor and Lessee on Property Closing Date. Each of the Guarantor and the Lessee hereby represents and warrants as of each Property Closing Date, as follows:

         (a) Representations. The representations and warranties of the Guarantor, Lessee and the Construction Agent and, to the knowledge of Guarantor and Lessee, the Facility Lender, set forth in the Operative Documents are true and correct in all material respects. The Guarantor, Lessee and the Construction Agent, and, to the knowledge of the Guarantor and the Lessee, the Facility Lender are in compliance with their respective obligations under the Operative Documents and there exists no Default or Event of Default under any of the Operative Documents. No Default or Event of Default will occur under any of the Operative Documents as a result of, or after giving effect to, the Advance requested by the Funding Request on such Property Closing Date.

         (b) Property. The Property then being acquired consists of (i) Land on which Facilities will be constructed pursuant to the Construction Agency Agreement, and (ii) existing Improvements on such Land. Such Property is located in the continental United States or Canada.

         (c) Title. Upon the acquisition by purchase of such Property on such Property Closing Date, the Lessor will have good and marketable title to such Property in fee simple, subject only to Permitted Exceptions. The Lessor will at all times have good and marketable title to all Improvements located on such Property, subject only to Permitted Liens.

         (d) Insurance. Lessee has obtained insurance coverage covering such Property or is self-insured in a manner which meets the requirements of the Construction Agency Agreement and Article XIV of the Lease, and such coverage is in full force and effect.

         (e) Lease. Upon the execution and delivery of a Lease Supplement to the Lease and Memorandum of Lease, (i) Lessee will have unconditionally accepted the Land and existing Improvements subject to such Lease Supplement and will have good and marketable title to a valid and subsisting leasehold interest in the Land and existing Improvements, subject only to Permitted Exceptions, (ii) no offset will exist with respect to any Rent or other sums payable under the Lease and (iii) no Rent under the Lease will have been prepaid.

         (f) Protection of Interests. Upon recordation, each Mortgage and each Supplement to the Assignment of Leases delivered on such Property Closing Date will constitute a valid and perfected first Lien on such Property and all of the Lessor's right, title and interest in and to the Improvements located thereon or to be constructed thereon following the Property Closing Date subject only to Permitted Exceptions.

         (g) Property as Improved. The Property as improved in accordance with the Plans and Specifications will comply in all material respects with all Requirements of Law (including, without limitation, all zoning and land use laws and Environmental
                  Laws) and Insurance Requirements. The Plans and Specifications have been or will be prepared in all material respects in accordance with applicable Requirements of Law (including, without limitation, all applicable Environmental Laws and building, planning, zoning and fire codes) and upon completion of the related Facility in accordance with the Plans and Specifications, such Facility and the other Improvements on the Property will not encroach in any manner onto any adjoining land (except as permitted by express written easements) and such Facility and other Improvements and the use thereof by Lessee and its agents, assignees, employees, invitees, lessees, licensees and tenants will comply in all respects with all applicable material Requirements of Law (including, without limitation, all applicable Environmental Laws and building, planning, zoning and fire codes).

         (h) Flood Hazards. No portion of any Property being acquired by the Lessor on such Property Closing Date is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any such Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Property in accordance with Section XI of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended.

         (i) Environmental Matters. The Property is in compliance with all Environmental Laws and there neither exists nor has existed any Hazardous Condition, Hazardous Activity, Release, threatened Release or violation of Environmental Law which could give rise to an Environmental Claim against Lessee or any Indemnitee with respect to such Property.

         (j) Conditions Precedent. All conditions precedent to be performed and delivered by Lessee contained in this Participation Agreement and in the other Operative Documents relating to the acquisition of such Property by the Lessor have been satisfied in full.

         SECTION 9.4. Additional Representations of Guarantor and Lessee. Each of Guarantor and the Lessee hereby represents and warrants as of each Funding Date on which an Advance is made as follows:

         (a) Representations. The representations and warranties of the Guarantor, Lessee and Construction Agent and, to the knowledge of Guarantor and Lessee, the Facility Lender, set forth in the Operative Documents (including the representations and warranties set forth in Sections 9.2 and 9.3) are true and correct in all material respects on and as of such Funding Date. The Guarantor, Lessee and Construction Agent and, to the knowledge of Guarantor and Lessee, the Facility Lender, are in compliance with their respective obligations under the Operative Documents and there exists no Default or Event of Default under any of the Operative Documents. No Default or Event of Default will occur under any of the Operative Documents as a result of, or after giving effect to, the Advance requested by the Funding Request on such date.

         (b) Improvements. Construction of the Improvements to date has been performed in a good and workmanlike manner, substantially in accordance with the Plans and Specifications and in compliance in all material respects with all Insurance Requirements and Requirements of Law.

         SECTION 9.5. Representations of Facility Lender. Facility Lender represents and warrants to each of the other parties hereto that:

         (a) Corporate Status. It (i) is a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified could have a material adverse effect on the property, operations or financial condition of Facility Lender.

         (b) Corporate Power and Authority. It has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Operative Documents to which it is or will be a party, has taken all necessary corporate action to authorize the execution, delivery and performance of the Operative Documents to which it is or will be a party, has duly executed and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, delivered each Operative Document required to be executed and delivered' by it and each such Operative Document constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited or denied by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws effecting creditors' rights and the enforcement of debtors' obligations generally, and (ii) general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

         (c) No Violation. Neither the execution, delivery and performance by it of the Operative Documents to which it is or will be a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein
                  (i) will contravene any Applicable Law, or (iii) will violate any provision of its certificate of incorporation or by-laws.

         (d) No Other Activities. It does not hold any assets, conduct any business nor is it party to any Contractual Obligation except as expressly contemplated by the Operative Documents.

         (e) Commercial Paper Documents. Each of the representations and warranties of the Facility Lender set forth in the Commercial Paper Documents are true and correct in all material respects.

         SECTION 9.6. Representations and Warranties of the Agent Bank and the Lenders. Each of the Agent Bank and the Lenders hereby represents and warrants to each of the other Participants that:

         (a) Corporate Existence and Power. It is, respectively, a banking association or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all corporate powers and all material governmental licenses, authorizations and approvals required to perform its obligations hereunder.

         (b) Binding Effect. This Participation Agreement and each other Operative Document to which the Agent Bank or any Lender is a party constitutes a valid and binding agreement of it enforceable against it in accordance with its terms, provided that the enforceability hereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

                                   SECTION 10.

                           PAYMENT OF CERTAIN EXPENSES

         Guarantor and Lessee agree, jointly and severally, for the benefit of the Lessor, the Facility Lender, the Agent Bank, the Issuing and Paying Agent, the Placement Agent and the Lenders, to:

         SECTION 10.1. Transaction Expenses. (a) On the Initial Closing Date (if statements are received in satisfactory form within a reasonable time prior to such date and in any event within thirty (30) day+s after receipt thereof), pay, or cause to be paid, all reasonable fees, expenses and disbursements of the respective counsel (including local counsel) for each of the Lessor, the Facility Lender, the Issuing and Paying Agent, the Placement Agent and the Agent Bank in connection with the transactions contemplated by the Operative Documents and incurred in connection with such Initial Closing Date, including all Transaction Expenses (arising from the Initial Closing Date), and all other expenses in connection with such Initial Closing Date, including, without limitation, all expenses relating to title insurance and all fees, taxes and expenses for the recording, registration and filing of documents; and

         (b) On each Property Closing Date and Funding Date (if statements are received in satisfactory form within a reasonable time prior to such date and in any event within thirty (30) days after receipt thereof), pay, or cause to be paid, all reasonable fees, expenses and disbursements of the respective counsel (including local counsel) for each of the Lessor, the Facility Lender, the Issuing and Paying Agent, the Placement Agent and the Agent Bank in connection with the transactions contemplated by the Operative Documents and incurred in connection with such Property Closing Date or Funding Date, including all Transaction Expenses (arising from such Property Closing Date or Funding Date), and all other expenses in connection with such Property Closing Date or Funding Date, including, without limitation, all expenses relating to all Environmental Audits, each Appraisal, title insurance policies, and all fees, taxes and expenses for the recording, registration and filing of documents.

         SECTION 10.2. Brokers' Fees and Stamp Taxes. Pay, or cause to be paid, any brokers' fees and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Participation Agreement and the other Operative Documents.

         SECTION 10.3. Certain Fees and Expenses. Pay or cause to be paid (i) any and all Transaction Expenses of the Facility Lender (or any successor (including, without limitation, Transaction Expenses by or due to Agent Bank, Facility Lender or Lenders pursuant to Sections 3.07, 3.09 and 4.01 of the Liquidity Agreement) to the Facility Lender), the Lessor, the Lenders, the Issuing and Paying Agent, the Placement Agent and the Agent Bank, (ii) all Transaction Expenses incurred by the Facility Lender, the Agent Bank, the Lenders or the Lessor in entering into any future amendments or supplements with respect to any of the Operative Documents, whether or not such amendments or supplements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, which have been requested by Lessee or Guarantor,
(iii) all Transaction Expenses incurred by Lessor, the Agent Bank, the Facility Lender or any Lender in connection with a transfer made pursuant to Section 13.2 of this Participation Agreement, and (iv) all Transaction Expenses incurred by the Lessor, the Facility Lender, the Lenders or the Agent Bank in connection with any Property Closing Date, Completion Date or any purchase of any Property by the Lessee or other Person pursuant to Articles XVI, XVII, XX or XXII of the Lease and any accompanying purchase by the Construction Agent of any incompleted Improvements thereon pursuant to the Construction Agency Agreement.

                                   SECTION 11.

                         OTHER COVENANTS AND AGREEMENTS

         SECTION 11.1. Covenants of Guarantor and Lessee. Guarantor and Lessee hereby agree that so long as this Participation Agreement is in effect:

         (a) Information. The Guarantor will deliver to the Agent Bank (in sufficient copies for each of the Lenders with respect to deliveries pursuant to clauses (i), (ii), (iii), (v) and (vi) below) and Lessor:

                  (i)      as soon as available and in any event within ninety
                           (90) days after the end of each Fiscal Year, a consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified by KPMG Peat Marwick, LLP or other independent public accountants of nationally recognized standing, with such certification to be free of material exceptions and qualifications not reasonably acceptable to the Required Lenders;

                  (ii) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter (Fiscal Year only in the case of balance sheets) and the corresponding portion of the previous Fiscal Year, all certified (subject to the absence of footnotes and to normal year-end audit adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Guarantor;

                  (iii) simultaneously with the delivery of each set of financial statements referred to in paragraphs (i) and (ii) above, a certificate, substantially in the form of Exhibit P (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Guarantor (x) setting forth in reasonable detail the calculations required to establish whether the Guarantor was in compliance with the requirements of paragraphs (c) and (k) on the date of such financial statements and (y) stating whether any Event of Default exists on the date of such certificate and, if any Event of Default then exists, setting forth the details thereof and the action which the Guarantor or Lessee is taking or proposes to take with respect thereto;

                  (iv) within five (5) Business Days after any of the chief executive, chief financial, chief operating, chief legal or chief accounting officer of the Guarantor or Lessee becomes aware of the occurrence of any Event of Default, a certificate of the chief financial officer or the chief accounting officer of the Guarantor or Lessee setting forth the details thereof and the action which the Guarantor or Lessee is taking or proposes to take with respect thereto;

                  (v) promptly upon the mailing thereof to the stockholders of the Guarantor generally, copies of all financial statements, reports and proxy statements so mailed;

                  (vi) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Guarantor shall have filed with the Securities and Exchange Commission;

                  (vii) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

                  (viii) from time to time such additional information regarding the financial position or business of the Guarantor or any of its Subsidiaries or any of the Properties, as the Agent Bank, at the request of any Lender, or Lessor may reasonably request, including without limitation, information regarding the Property Balance, Property Acquisition Costs, Property Improvement Costs and the related amount of the Loans and Lessor Investment Amounts allocated to each Property .

         (b)      Inspection of Property, Books and Records. The Guarantor will
                  (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and
                  (ii) permit, and cause each Subsidiary to permit, representatives of the Agent Bank at the Lenders' expense prior to the occurrence of a Default and at the Guarantor's expense after the occurrence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Guarantor and the Lessee agree to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be requested.

         (c) Ratio of Consolidated Funded Debt to Consolidated Total Tangible Capital. The ratio of Consolidated Funded Debt to Consolidated Total Tangible Capital will not exceed 0.60 to 1.00, calculated at the end of each Fiscal Quarter.

         (d) Negative Pledge. Neither the Guarantor nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                  (i) Liens existing on the date of this Participation Agreement securing Indebtedness outstanding on the date of this Participation Agreement in an aggregate principal amount with respect to Indebtedness for borrowed money and capital leases not exceeding $99,036,000;

                  (ii) any Lien existing on any asset of any (i) corporation or partnership at the time such corporation or such partnership becomes a Consolidated Subsidiary, or
                           (ii) Subsidiary at the time it becomes a Significant Subsidiary, and in either case not created in contemplation of such event;

                  (iii) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, that such Lien attaches to such asset concurrently with or within eighteen (18) months after the acquisition or completion of construction thereof;

                  (iv) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Guarantor or a Consolidated Subsidiary and not created in contemplation of such event;

                  (v) any Lien existing on any asset prior to the acquisition thereof by the Guarantor or a Consolidated Subsidiary and not created in contemplation of such acquisition;

                  (vi) Liens securing Indebtedness owing by any Subsidiary to the Guarantor;

                  (vii) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (x) such Indebtedness is not secured by any additional assets, and (y) the amount of such Indebtedness secured by any such Lien is not increased;

                  (viii) Liens incidental to the conduct of its business or the ownership of its assets which (x) do not secure Indebtedness (other than Indebtedness arising from operating leases which become capital leases as required by GAAP) and (y) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                  (ix)     any Lien on Margin Stock; and

                  (x) Liens not otherwise permitted by the foregoing paragraphs of this Section securing Indebtedness in an aggregate principal amount at any time outstanding not to exceed twenty percent (20%) of Consolidated Tangible Net Worth.

         provided Liens permitted by the foregoing paragraphs (i) through (x) shall at no time secure Indebtedness in an aggregate amount greater than twenty-five (25%) of Consolidated Tangible Net Worth.

         (e) Maintenance of Existence. The Guarantor shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained, except as permitted by clause (g) below; provided, however, that (i) any Subsidiary may be reincorporated under the laws of another state, and (ii) so long as no Event of Default shall be in existence or be caused thereby, nothing in this Participation Agreement shall prevent the abandonment or termination of the existence, rights and franchises, or the change in the business of any Subsidiary which is not a Significant Subsidiary, if, in the opinion"of the Board of" Directors of the Guarantor, such abandonment, termination or change is in the best interest of the Guarantor and not disadvantageous in any material respect to the Lenders.

         (f) Dissolution. Neither the Guarantor nor any of its Significant Subsidiaries shall suffer or permit dissolution or liquidation either in whole or"in part (except as permitted by clause (e) above) or redeem or retire any shares of its own stock or that of any Significant Subsidiary, except through corporate reorganization to the extent permitted by clause (g) below.

         (g) Consolidations, Mergers and Sales of Assets. The Guarantor will not, nor will it permit any Significant Subsidiary to, consolidate with or merge into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person; provided that (i) the Guarantor or the Lessee may consolidate with or merge into another Person if (A) such Person is a solvent corporation organized under the laws of the United States of America or one of its states, (B) the Guarantor or the Lessee is the corporation surviving such merger or consolidation and (C) immediately after giving effect to such merger or consolidation, no Event of Default shall have occurred and be continuing, (ii) Subsidiaries may consolidate with or merge into one another or into any other Person if, in the case of a merger or consolidation involving a Significant Subsidiary, (A) such other Person is a solvent corporation organized under the laws of the United States of America or one of its states, (B) the Person surviving such merger or consolidation is a wholly owned Subsidiary and (C) immediately after giving effect to such merger or consolidation no Event of Default shall have occurred and be continuing, (iii) the Guarantor and its Subsidiaries may sell, lease or otherwise transfer assets among themselves, and (iv) the foregoing limitation on the sale, lease or other transfer of assets shall not prohibit, during any fiscal quarter, a transfer of assets (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred, when combined with all other assets transferred during such Fiscal Quarter and the immediately preceding three (3) Fiscal Quarters, either (A) constituted more than ten percent (10%) of Consolidated Total Assets at the end of such Fiscal Quarter or (B) contributed more than ten percent (10%) of Consolidated Operating Profits during such Fiscal Quarter and the three (3) Fiscal Quarters immediately preceding such Fiscal Quarter.

         (h) Compliance with Laws; Payment of Taxes. The Guarantor will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings or where the failure to so comply would not reasonably be expected to have or cause a Material Adverse Effect. The Guarantor will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, would become a lien against the property of the Guarantor or any Subsidiary, except (i) liabilities being contested in good faith and against which, if requested by the Agent Bank, the Guarantor will set up reserves in accordance with GAAP or (ii) where the failure to so pay would not reasonably be expected to have or cause a Material Adverse Effect.

         (i) Environmental Matters. The Guarantor and its Subsidiaries will not use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, any of its properties, or otherwise handle, or ship or transport to or from any of its properties any Hazardous Substances except for Hazardous Substances used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business in compliance in all material respects with applicable Environmental Laws, and will take commercially reasonable steps to prohibit any other Person from doing any of the acts prohibited by the foregoing.

         (j) Environmental Release. The Guarantor and the Lessee each agree that upon obtaining knowledge of the occurrence of a Release at or on any of its properties, it will act promptly to investigate the extent of, and to take appropriate remedial action to eliminate, such Release, whether or not ordered or otherwise directed to do so by any Governmental Authority.

         (k) Debt of Subsidiaries. The Guarantor shall not permit any Subsidiary to incur any Indebtedness except for (i) Indebtedness owing to the Guarantor or another Subsidiary and
                  (ii) other Indebtedness which shall not exceed in the aggregate for all Subsidiaries an amount in excess of twenty percent (20%) of Consolidated Net Worth.

         (l) With respect to all properties (other than the Properties subject to the Lease):

                  (i) Insurance. The Guarantor will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Guarantor or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in substantially such amounts and against substantially such risks as are usually insured against in the same general area by companies of established repute and of similar size and financial strength engaged in the same or similar business;

                  (ii) Maintenance of Property. The Guarantor shall, and shall cause each Significant Subsidiary to, maintain to the extent commercially reasonable, all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted; and

                  (iii) Environmental Notices. The Guarantor shall furnish to the Agent Bank and the Lessor prompt written notice of all Environmental claims or proceedings, pending, threatened or anticipated notices of Environmental Violations, and Releases at, on, in, under or in any way affecting all real property owned or leased or otherwise used or occupied by Guarantor or any Subsidiary or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing; provided, that, no such notification will be required, unless any of the foregoing facts, events or conditions would reasonably be expected to have or cause a Material Adverse Effect.

         (m) Further Assurances. Guarantor and Lessee shall promptly cause to be taken, executed acknowledged or delivered, at the sole joint and several expense of Guarantor and Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Documents, and the transactions contemplated hereby and thereby (including without limitation, the preparation, execution and filing of all Uniform Commercial Code financing statements and all other instruments necessary or advisable to maintain and protect all Liens provided for hereunder or under any other Operative Document).

         SECTION 11.2. Cooperation with the Lessee. The Lessor, the Facility Lender, the Agent

Bank and Lenders shall, to the extent reasonably requested by Lessee (but without assuming additional liabilities on account thereof), at Lessee's expense, cooperate with Lessee in connection with its covenants contained herein including, without limitation, at any time and from time to time, upon the request of Lessee, to promptly and duly execute and deliver any and all such further instruments, documents and financing statements and continuation statements related thereto) as Lessee may reasonably request in order to perform such covenants. Each of the Lessor, the Facility Lender, the Agent Bank and Lenders agrees that, to the extent it shall obtain actual knowledge of the occurrence of an Event of Default, a Loan Agreement Event of Default or a Facility Agreement Event of Default under the Operative Documents, it shall promptly notify Lessee describing the same in reasonable detail.

         SECTION 11.3. Release of Properties. If the Lessee shall at any time purchase any Property pursuant to Section 16.2 of the Lease or exercise its Purchase Option with respect to any Property under the Lease, or if all of the Properties shall be sold in accordance with, and the Lessee otherwise satisfies each of the obligations and conditions set forth in the Lease for the release of a Property therefrom, then, upon application of the proceeds of any such sale pursuant to Section 5 and all accrued interest and any other payments due and owing from Lessee to the Agent Bank, the Lenders, the Facility Lender or Lessor on such date, including without limitation pursuant to Section 14 of this Agreement, such Property shall be released from the Liens created by the Security Documents and the Agent Bank, Lessor and the Facility Lender shall, at the expense of the Lessee, execute and deliver such instruments as are legally required in order to effectuate such release. In addition, upon the termination of the Facility Lender Commitments and the payment in full of all other amounts owing by the hereunder or under any other Operative Document, the Properties shall be released from the Liens created by the Security Documents. Upon request of the Lessee or Lessor following any such release, the Agent Bank and Facility Lender shall, at the sole cost and expense of the Lessee or Lessor execute and deliver to the Lessor or the Lessee such documents as the Lessee or Lessor shall reasonably request to evidence such release.

         SECTION 11.4. Discharge of Liens. (a) Each of the Facility Lender and the Lessor hereby severally agrees that it will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Properties (and its rights under the Operative Documents) attributable to it; provided, however, that such Participants shall not be required to so discharge any such Lessor Lien prior to any sale of the Properties while the same is being contested in good faith by appropriate proceedings.

         (b) The Agent Bank hereby severally agrees that it will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Agent's Liens on the Properties attributable to it; provided, however, that the Agent Bank shall not be required to so discharge any such Agent's Lien prior to any sale of the Properties while the same is being contested in good faith by appropriate proceedings.

         SECTION 11.5. Notice of Credit Rating. Each of the Agent Bank, the Lenders and the Lessor severally agrees that it shall immediately notify the Guarantor and the Lessee in writing in the event that its (or in the case of the Lessor, its general partner's) long or short term debt rating is downgraded or withdrawn by any Rating Agency or if such entity (or in the case of the Lessor, its general partner) is placed on credit watch with negative implications by any Rating Agency.

         SECTION 11.6. Covenants of the Facility Lender and the Lessor. Each of the Facility Lender and the Lessor hereby agrees, severally and not jointly, that so long as this Participation Agreement is in effect:

         (a) Maintenance of Existence. It shall maintain its corporate or partnership existence and qualification as a foreign corporation or foreign limited partnership in each state in which a Property is located.

         (b) Certificate of Incorporation. Facility Lender shall not allow an amendment to its Certificate of Incorporation or other governing documents without the consent of the Lessee, Agent Bank and Lessor.

         (c) Prepayment. Other than issuing new Commercial Paper Notes at maturity or with the proceeds of Facility Loans or Residual Loans under the Liquidity Agreement and other than as provided in Section 5, the Facility Lender will not prepay, redeem or refinance any Commercial Paper Notes. Except as expressly required by the Operative Documents or in connection with the issuance of Commercial Paper Notes in accordance with the terms of the Commercial Paper Documents, the Facility Lender shall not voluntarily prepay the Liquidity Notes, or any part thereof, without the written consent of Lessee; provided, however, that subject to Section 5, Facility Lender may prepay, or cause to be prepaid, all or any portion of the Liquidity Notes at any time following an Event of Default where any or all of the Participants are exercising remedies. Except as permitted by the Operative Documents, the Lessor shall not prepay any Loans; provided, however, that subject to
                  Section 5, Lessor may prepay or cause to be prepaid all or any portion of the Notes at any time following an Event of Default where the Participants are exercising remedies.

         (d) Indebtedness; Other Business. The Facility Lender shall not contract for, create, incur or assume any Indebtedness, or enter into any business or other activity, other than pursuant to, under or as contemplated by the Operative Documents.

         (e) Change of Chief Place of Business. Each of the Lessor and the Facility Lender, with respect to itself only, shall give prompt notice to Lessee and the Agent Bank if the Lessor's or the Facility Lender's chief place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to a Property are kept, shall cease to be located at the address set forth in
                  Section 15.3 or if it shall change its name, identity or corporate structure.

         (f) Subordination of Liens. During the Term, the Liens created by the Security Documents related to each Property shall be expressly made subject and subordinate to the Lease related to such Property.

         (g) No Voluntary Bankruptcy. Neither the Lessor (unless the Lessee shall give its prior written consent) nor the Facility Lender shall (A) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seek appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial benefit of its creditors; and neither the Lessor nor the Facility Lender shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph.

         (h) No Sale of Properties. Neither the Lessor nor the Facility Lender shall transfer any of their respective interests in the Properties except as provided in the Operative Documents.

         (i)      Rollover of Commercial Paper Documents. Except as provided in
                  Section 5 or in the Commercial Paper Documents or as otherwise directed by Lessee, during the Term, upon the maturity of the Commercial Paper Notes, the Facility Lender shall, to the extent permitted under the Operative Documents and otherwise commercially feasible, issue new Commercial Paper Notes in accordance with the terms of the Commercial Paper Documents.

         (j) No Powers of Attorney. The Facility Lender shall not grant any powers of attorney to any Person for any purposes except (i) for the purpose of permitting any Person to perform any ministerial or administrative functions on behalf of the Facility Lender which are not inconsistent with the terms of the Operative Documents, (ii) to the Agent Bank for the purposes of the Security Documents, or (iii) where provided for or permitted by the Operative Documents.

         (k) Same Business. Unless the Lessee otherwise consents in writing, Lessor shall stay engaged in substantially the same business (including engaging in the business of leasing personal and real property as lessor, or acting as agent, broker or advisor in leasing such property and making, acquiring or servicing loans or other investments or extensions of credit in connection therewith or incidental thereto) as conducted on the Initial Closing Date.

         SECTION 11.7. No Bankruptcy Proceedings. The Guarantor, Lessee, Construction Agent and each Participant hereby agrees that it will not institute against, or join any other Person in instituting against, the Facility Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any Federal or state bankruptcy or similar law, for one year and a day after the latest maturing Commercial Paper Note is paid. Nothing in this Section 11.7 shall preclude, or be deemed to estop, the Guarantor, Lessee, Construction Agent or any Participant (i) from taking or omitting to take any action prior to such date in (A) any case or proceeding voluntarily filed or commenced by or on behalf of the Facility Lender under or pursuant to any such law or (B) any involuntary case or proceeding pertaining to the Facility Lender which is filed or commenced by or on behalf of a Person other than the Guarantor, Lessee, Construction Agent or any Participant under or pursuant to any such law, or (ii) from commencing or prosecuting any legal action which is not an involuntary case or proceeding under or pursuant to any such law against the Participant or any of its properties or otherwise exercising its remedies under the Operative Documents.

         SECTION 11.8. Notice of Claims Against Lessor. Lessor shall promptly notify the Lessee and the Guarantor in writing in the event that Lessor defaults in any obligation or any Claim is asserted against Lessor (including any Environmental Claim) which, exceeds $5,000,000 in any one instance or $10,000,000 in the aggregate (other than defaults or Claims arising in connection with the Operative Documents and the transactions contemplated thereby). Upon receipt of such notice the Lessee may either:

                  (i) Replace the Lessor pursuant to Section 13.2; or

                  (ii) Require that the Lessor promptly execute, deliver and record mortgages in form satisfactory to Lessee granting to Lessee a Lien on the Properties to secure the performance of all obligations of Lessor pursuant to the Lease and the other Operative Documents, which Lien shall be second in priority to the Mortgages. Each of the Participants hereby acknowledges and agrees that any such Liens granted to the Lessee hereunder shall constitute "Permitted Liens" pursuant to clause (i) of such definition.

                                   SECTION 12.

                                LESSEE DIRECTIONS

         SECTION 12.1. Lessee Directions. The Lenders, the Lessor, the Guarantor, the Agent Bank, the Facility Lender agree that, so long as no Default or Event of Default exists:

         (a) Lessee shall have the right to give all borrowing notices pursuant to the Loan Agreement and the Liquidity Agreement and all notices relating to the issuance of the Commercial Paper Notes pursuant to the Commercial Paper Documents;

         (b) Lessee shall have the right to terminate or reduce the Commitment pursuant to Section 4.02 of the Liquidity Agreement and the Facility Lender Commitments pursuant to Section 2.5 of the Loan Agreement (which commitments shall be reduced proportionately and simultaneously); provided that, following such reduction, the remaining amount of the Available Commitments shall be sufficient, in the reasonable judgment of the Construction Agent, to complete construction of the Improvements with respect to each Construction Period Property and Lessee shall have the right to direct the Lessor to prepay the Loans pursuant to Section 2.4 of the Loan Agreement to the extent that Lessee makes a payment of Supplemental Rent in the amount of such prepayment on the date of such prepayment;

         (c) Lessee shall have the right to give Extension Notices and Extension Requests pursuant to Section 4.04 of the Liquidity Agreement;

         (d) Lessee shall have the right to replace a Non-Consenting Lender pursuant to Section 4.05 of the Liquidity Agreement;

         (e) Lessee shall have the right to give "Notices of Conversion" and "Notices of Continuation" pursuant to Section 3.05 of the Liquidity Agreement;

         (f) Lessee shall have the right to approve any successor "Agent Bank" to the extent permitted pursuant to Section 10.12 of the Liquidity Agreement;

         (g) without limiting the foregoing clauses (a) through (f) and in addition thereto, Lessee shall have the right to exercise any other right of the Lessor under the Loan Documents and the Facility Lender under the Liquidity Agreement and Commercial Paper Documents upon not less than three (3) Business Days' prior written notice from Lessee to the Lessor, Agent Bank, and the Facility Lender, unless such party objects to such exercise within three (3) Business Days of receipt of such notice; and

         (h) Lessee shall have the right to give notices pursuant to Appendix C of this Participation Agreement.

                                   SECTION 13.

                              TRANSFER OF INTEREST

         SECTION 13.1. Restrictions on and Effect of Transfer. No Participant shall assign, convey or otherwise transfer (including pursuant to a participation) all or any portion of its right, title or interest in, to or under any of the Operative Documents, any Note or Liquidity Note, except (x) with respect to the Lenders, as provided in Section 10.04 of the Liquidity Agreement, and (y) with respect to the Facility Lender and the Lessor, with the prior written consent of the Agent Bank, the Lenders (to the extent required by Section 10.04 of the Liquidity Agreement) and Lessee, which consent, in the case of the Agent Bank, shall not be unreasonably withheld; provided that, in the event that an Event of Default has occurred and is continuing pursuant to which the Participants have begun to exercise remedies against the Lessee or Guarantor, the consent of the Lessee shall not be required for any such transfer by the Lessor. Any transfer made pursuant to the Operative Documents shall be subject to the Security Documents and any transferee or assignee shall expressly agree in writing to be bound by the terms of this Participation Agreement.

         SECTION 13.2. Replacement of Lessor or Facility Lender. If the Lessor or Facility Lender (i) fails to approve a renewal of the Lease pursuant to
Article XXI of the Lease, (ii) defaults in any of its material obligations pursuant to the Operative Documents or, with respect to Facility Lender, any Facility Agreement Event of Default shall occur, or with respect to Lessor, any Loan

Agreement Event of Default shall occur (which in either case, does not arise out of, or is not attributable to, an Event of Default), or (iii) in the case of the Lessor, (x) the Lessor or its general partner suffer a downgrade or withdrawal or, in the reasonable judgment of the Lessee, potential downgrade or withdrawal, of its long or short term credit rating by any Rating Agency or (y) Credit Suisse ceases to be the sole general partner of Lessor, the Lessee shall be permitted to replace such Person at any time; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) any replacement Lessor shall purchase, at par, all Lessor Investment Amounts, all accrued and unpaid Certificate Earnings thereon and other amounts owing to Lessor under the Operative Documents on or prior to the date of replacement, (iii) the replacement Lessor or Facility Lender shall be reasonably satisfactory to the Required Lenders, (iv) the Guarantor and Lessee shall be obligated to pay any Transaction Expenses arising in connection therewith, (v) the replacement Lessor or Facility Lender shall agree in writing to be subject to all of the terms and conditions of the Operative Documents (including the renewal of the Lease contemplated by any relevant Renewal Request) and this Participation Agreement and (vi) as a condition precedent to such replacement, the Guarantor or Lessee shall have provided written confirmation from each of Moody's and S&P that immediately after having given effect to such replacement, the Commercial Paper Notes shall not be rated lower than the Commercial Paper Notes are rated immediately prior to such replacement and such replacement shall not result in a downgrade, withdrawal or qualification of the rating assigned to the Commercial Paper Notes by Moody's or S&P. The Lessor and the Facility Lender agree to cooperate with the Lessee in its efforts to arrange replacements as contemplated by this Section 13.2.

                                   SECTION 14.

                                 INDEMNIFICATION

         SECTION 14.1. General Indemnification. The Guarantor and Lessee, jointly and severally, whether or not any of the transactions contemplated hereby shall be consummated, hereby assume liability for, and indemnify, protect, defend, save and keep harmless each Indemnitee, on an After Tax Basis, from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee in any way relating to or arising out of:

         (a) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof; or

         (b)      the Properties or any part thereof or interest therein;

         (c) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession (whether by summary proceedings or otherwise), maintenance, repair, alteration, modification, addition, substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to the Lease), return or other disposition of all or any part of any interest in the Properties or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation: (l) personal injury, death or property damage, including Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), (2) latent or other defects, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any Applicable Law or any restriction, easement, condition or covenant or other matter affecting title to the Properties or any part thereof, (4) the making of any Modifications in violation of any Insurance Requirements, (5) any Claim for patent, trademark or copyright infringement, and (6) Claims arising from any public improvements with respect to the Properties resulting in any change or special assessments being levied against the Properties or any Claim for utility "tap-in" fees;

         (d) the offer, issuance, sale or delivery of the Commercial Paper Notes, the Liquidity Notes or the Notes;

         (e) the breach or alleged breach by the Guarantor or the Lessee of any representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by any Operative Document or the breach or alleged breach by the Guarantor or the Lessee of any covenant or obligation made by it in any Operative Document;

         (f) the retaining or employment of any broker, finder or financial advisor by the Guarantor or Lessee to act on its behalf in connection with the Operative Documents, or the authorization of any broker or financial adviser retained or employed by the Guarantor or the Lessee so to act, or the incurring of any fees or commissions by the Lessee or the Guarantor to which the Indemnitees might be subjected by virtue of their entering into the transactions contemplated by the Operative Documents;

         (g) the existence of any Lien on or with respect to the Properties, any Basic Rent or Supplemental Rent, title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of any of the Properties or by reason of labor or materials furnished or claimed to have been furnished to the Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Lessee or Modifications constructed by the Lessee, except in all cases Permitted Liens;

         (h) any act or omission by the Construction Agent under the Construction Agency Agreement, and any breach of any requirement, condition, restriction or limitation in any Deed or other Operative Document; or

         (i) any easement, license, right-of-way, covenant, restriction or other document or agreement entered into by Issuer at the request of Lessee;

provided, however, neither the Guarantor nor the Lessee shall be required to indemnify any Indemnitee under this Section 14.1 for any of the following: (1) any Claim to the extent that such Claim resulted from the willful misconduct or gross negligence of such Indemnitee, (2) any Claim to the extent resulting from Lessor Liens which the Indemnitee is responsible for discharging under the Operative Documents, (3) any Claim to the extent directly resulting from a breach of an Operative Document or Applicable Law by such Indemnitee (except for a breach by the Facility Lender that is arising out of or attributable to a breach by the Lessee or Guarantor of any of its obligations under any of the Operative Documents), and (4) any Claim related to the Properties to the extent attributable to acts or events occurring after the Expiration Date unless an Event of Default has occurred and is continuing and the Participants are exercising remedies against the Lessee or the Properties in respect of the Operative Documents (in which event all of the foregoing provisions of this Section 14.1 shall remain in full force and effect). It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of the Lease and the other Operative Documents and the payment by Lessee and Guarantor of all amounts due thereunder for a period of three (3) years (but shall continue in full force and effect following such date with respect to any Claim asserted prior to such date), and shall be separate and independent from any remedy under the Lease or any other Operative Document; provided that, to the extent that any Claim arises after such three (3) year period which was not asserted during such three (3) year period due to a failure to discover such Claim or for any other reason, the indemnity provided for in this Section 14.1 shall be revived upon the assertion of such Claim solely with respect to such Claim.

         SECTION 14.2. Environmental Indemnity. In addition to, and not in derogation of, the indemnities contained in Section 14.1 and 14.4 the Guarantor and the Lessee, jointly and severally, hereby indemnify, hold harmless and defend each Indemnitee from and against any and all Claims, including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by or at the direction of any Governmental Authority, related to the Properties or the Lessee's use of the Properties, arising directly or indirectly, in whole or in part, out of

                           (i) the presence on or under any Property of any
                  Hazardous Substances, or any releases or discharges of any Hazardous Substances on, under, from or onto any Property or any other Hazardous Condition with respect to any Property,

                           (ii) any Hazardous Activity, including, without
                  limitation, construction, carried on or undertaken on or off any Property, and whether by the Lessee, or any predecessor in title or any employees, Agent Bank, contractors or subcontractors of the Lessee, or any predecessor in title, or any other Persons, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substances that at any time are located or present on or under any Property or that at any time migrate, flow, percolate, diffuse or in any way move onto or under any Property,

                           (iii) loss of or damage to any property or the
                  environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws,

                           (iv) any Claim concerning lack of compliance with
                  Environmental Laws with respect to the Properties, or any act or omission causing an environmental condition with respect to the Properties that requires remediation or would allow any governmental agency to record a lien or encumbrance on the land records with respect to the Properties,

                           (v) any residual contamination on or under any
                  Property, including any such contamination affecting any natural resources, and to any such contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any Hazardous Substances associated with such Property and related to the residual contamination, the obligation existing, irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances,

                           (vi) in any case with respect to the matters
                  described in the foregoing clauses (i) through (v) that arise or occur

                                    (w) during the Term,

                                    (x) at any time during which the Lessee or
                           any Affiliate thereof owns any interest in or otherwise occupies, controls or possesses the relevant Property or any portion thereof, or

                                    (y) during any period after and during the
                           continuance of any Event of Default, or

                           (vii) a breach of the representations and warranties
                  of the Guarantor and the Lessee provided herein;

provided, however, that neither the Guarantor nor the Lessee shall be required to indemnify any Indemnitee under this Section 14.2 for any of the following:
(1) any Claim to the extent that such Claim resulted from the willful misconduct or gross negligence of such Indemnitee, (2) any Claim to the extent proximately caused by any action on the part of such Indemnitee or, to the extent such Claim relates to or is attributable to, events occurring after the Term where such Indemnitee is in control of the Property or Properties, inaction on the part of such Indemnitee, and (3) any Claim related to the Properties to the extent attributable to acts or events occurring before or after the Term unless, in the case of Claims attributable to acts or events occurring after the Term, an Event of Default has occurred and is continuing and the Participants are exercising remedies against the Lessee or the Properties under the Operative Documents (in which event all of the foregoing provisions of this Section 14.2 shall remain in full force and effect), or the Claim arises out of a breach of the representations and warranties of the Guarantor or Lessee contained herein. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of the Lease and the other Operative Documents and the payment by Lessee and Guarantor of all amounts due thereunder for a period of three (3) years (but shall continue in full force and effect following such date with respect to any Claim asserted prior to such date) and shall be separate and independent from any remedy under the Lease or any other Operative Document; provided that, to the extent that any Claim arises after such three (3) year period which was not asserted during such three (3) period due to a failure to discover such Claim or for any other reason, the indemnity provided for in this Section 14.2 shall be revived upon the assertion of such Claim solely with respect to such Claim.

         SECTION 14.3. Proceedings in Respect of Claims. With respect to any amount that the Guarantor or the Lessee is requested by an Indemnitee to pay by reason of Section 14.1 or 14.2, such Indemnitee shall, if so requested by the Guarantor or the Lessee and prior to any payment, submit such additional information to the Guarantor or the Lessee as the Guarantor or the Lessee may reasonably request and which is in the possession of such Indemnitee to substantiate properly the requested payment. In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify the Guarantor or the Lessee of the commencement thereof, and the Guarantor or the Lessee shall be entitled, at its expense, to participate in, and, to the extent that the Guarantor or the Lessee desires to, assume and control the defense thereof; provided, however, that the Guarantor or the Lessee shall have acknowledged in writing its obligation to fully indemnify such Indemnitee in respect of such action, suit or proceeding and the Guarantor or the Lessee shall keep such Indemnitee fully apprised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action suit or proceeding as such Indemnitee shall reasonably request, and, provided further, that the Guarantor or the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any possibility of imposition of criminal liability or any material risk of material civil liability on such Indemnitee or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Properties or any part thereof unless the Guarantor or the Lessee shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest (in which case each Indemnitee may retain separate counsel at the expense of Lessee and Guarantor), (B) such proceeding involves Claims not fully indemnified by the Guarantor or the Lessee which the Guarantor or the Lessee and the Indemnitee have been unable to sever from the indemnified claim(s), or (C) an Event of Default has occurred and is continuing. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Guarantor or the Lessee in accordance with the foregoing. Neither the Guarantor nor the Lessee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 14.1 or 14.2 without the prior written consent of the related Indemnitee, which consent shall not be unreasonably withheld.

         No Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 14.1 or
14.2 without the prior written
consent of the Lessee, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under Section 14.1 or 14.2 with respect to such Claim.

         Upon payment in full of any Claim by the Guarantor or the Lessee pursuant to Section 14.1 or 14.2 to or on behalf of an Indemnitee, the Guarantor or the Lessee, as the case may be, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense) to the extent of such payment, and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be reasonably necessary to preserve any such claims and otherwise cooperate with the Guarantor and the Lessee and give such further assurances as are reasonably necessary or advisable to enable the Guarantor or the Lessee vigorously to pursue such claims.

         Any amount payable to an Indemnitee pursuant to Section 14.1 or 14.2 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

         SECTION 14.4. End of Term Indemnity. In addition to the indemnities provided in Sections 14.1 and 14.2, if the Lessee elects the Remarketing Option set forth at Section 22.1 of the Lease with respect to the Properties (which shall, for purposes of this Section 14.4, include all Improvements thereon being constructed pursuant to the Construction Agency Agreement and for which the Completion Date has not occurred) subject to the Lease and there is a Shortfall Amount with respect to such Properties, then prior to the Expiration Date and as a condition to Lessee's right to complete the Remarketing of such Property pursuant to Section 22.1 of the Lease, Lessee shall cause to be delivered to Lessor no later than the Expiration Date, at Lessee's sole cost and expense, a report from an Appraiser in form and substance reasonably satisfactory to the Required Lenders and the Lessor (the "End of the Term Report") to establish the reason for any impairment to the value of any of such Property which was sold for an amount less than the Property Balance for such Property. On the Expiration Date, the Lessee shall pay to Lessor an amount equal to the Shortfall Amount that the End of the Term Report demonstrates was the result of an impairment to the value in such Property due to:

         (a) extraordinary use, failure to maintain, to repair, to restore, to rebuild or to replace, failure to comply with all Requirements Laws, failure to use quality workmanship, method of installation or removal or maintenance, repair, rebuilding or replacement, (excepting in each case ordinary wear and tear), or

         (b) the existence of any Hazardous Activity, Hazardous Substance or Environmental Violations occurring or discovered after the Property Closing Date for such Property (regardless of the Person so discovering any of the foregoing), or

         (c) any restoration or rebuilding carried out by the Lessee or any failure to reach Completion Date or to complete any Modification, restoration or rebuilding, in either case, by the Expiration Date,

         (d) any grant, release, dedication, transfer, annexation or amendment made pursuant to Section 12.2 of the Lease or any release of a portion of the Property made pursuant to Section
                  12.3 of the Lease; or

         (e) the failure of the Lessor to have good and marketable title to such Property free and clear of all Liens (including Permitted Liens (other than Lessor Liens and Agent's Liens)) and exceptions to title.

         SECTION 14.5. General Tax Indemnity. (a) Indemnification. Guarantor and Lessee, jointly and severally, shall pay and assume liability for, and do hereby agree to indemnify, protect and defend each Property and all Tax Indemnitees, and hold them harmless against, all Impositions on an After Tax Basis.

                  (b) Contests. If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Imposition as to which the Lessee may have an indemnity obligation pursuant to Section 14.5(a), or if any Tax Indemnitee shall determine that any Imposition as to which the Lessee may have an indemnity obligation pursuant to Section 14.5(a) may be payable, such Tax Indemnitee shall promptly notify Lessee in writing and shall not take any action with respect to such claim, proceeding or Imposition without the written consent of Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for thirty (30) days after the receipt of such notice by Lessee; provided, however, that in the case of any such claim or proceeding, if such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such thirty (30)-day period, such Tax Indemnitee shall in such notice to Lessee, so inform Lessee, and such Tax Indemnitee shall not take any action with respect to such claim, proceeding or Imposition without the consent of Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for ten (10) days after the receipt of such notice by Lessee unless the Tax Indemnitee shall be required by law or regulation to take action prior to the end of such ten (10)-day period.

         Lessee shall be entitled for a period of thirty (30) days from receipt of such notice from the Tax Indemnitee (or such shorter period as the Tax Indemnitee has notified Lessee is required by law or regulation for the Tax Indemnitee to commence such contest) to request in writing that such Tax Indemnitee contest the imposition of such Tax, at Guarantor's and Lessee's joint and several expense and the Tax Indemnitee shall, at the joint and several expense of Guarantor and Lessee, in good faith conduct and control such contest (including, without limitation, by pursuit of appeals) related to the validity, applicability or amount of such Impositions (provided, however, that (A) if such contest involves a tax other than a tax on net income and can be pursued independently from any other proceeding involving a tax liability of such Tax Indemnitee, the Tax Indemnitee, at Lessee's request, shall allow Guarantor or Lessee to conduct and control such contest and (B) in the case of any contest, the Tax Indemnitee may request Guarantor or Lessee to conduct and control such contest) by, in the sole discretion of the Person conducting and controlling such contest, (l) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by Guarantor or Lessee from time to time.

         The party controlling any contest shall consult in good faith with the non-controlling party and shall keep the noncontrolling party reasonably informed as to the conduct of such contest; provided that, all decisions ultimately shall be made in the sole discretion of the controlling party. The parties agree that a Tax Indemnitee may at any time decline to take further action with respect to the contest of any Imposition and may settle such contest if such Tax Indemnitee shall waive its rights to any indemnity from Lessee that otherwise would be payable in respect of such claim (and any future claim by any taxing authority, the contest of which is precluded by reason of such resolution of such claim) and shall pay to Lessee any amount previously paid or advanced by Lessee pursuant to this Section 14.5 by way of indemnification or advance for the payment of an Imposition other than expenses of such contest.

         Notwithstanding the foregoing provisions of this Section 14.5, a Tax Indemnitee shall not be required to take any action and neither Guarantor nor Lessee shall be permitted to contest any Impositions in its own name or that of the Tax Indemnitee unless (A) Lessee shall have agreed to pay and shall pay to such Tax Indemnitee on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Tax Indemnitee actually incurs in connection with contesting such Impositions, including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements, (B) Tax Indemnitee shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of any Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (C) if such contest shall involve the payment of the Imposition prior to the contest, Lessee shall provide to the Tax Indemnitee an interest-free advance in an amount equal to the Imposition that the Tax Indemnitee is required to pay (with no additional net after-tax cost to such Tax Indemnitee), (D) in the case of a claim that must be pursued in the name of a Tax Indemnitee (or an Affiliate thereof), Lessee shall have provided to such Tax Indemnitee an opinion of independent tax counsel selected by the Lessee and reasonably satisfactory to Tax Indemnitee stating that a reasonable basis exists to contest such claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail) and (E) no Event of Default hereunder shall have occurred and be continuing.

         Each Tax Indemnitee shall at Lessee's expense supply Lessee with such information and documents reasonably requested by Lessee as are in such Tax Indemnitee's possession and as are necessary or advisable for Lessee to participate in any action, suit or proceeding to the extent permitted by this
Section 14.5(b); provided that, such Tax Indemnitee shall not be required to disclose its tax return to Lessee to the extent that the information deemed necessary or desirable by Lessee contained therein is otherwise made available to the Lessee in a form which will not hinder Lessee's contest of such action, suit or proceeding.

         Notwithstanding anything contained herein to the contrary, a Tax Indemnitee will not be required to contest a claim with respect to the imposition of any Tax if such Tax Indemnitee shall waive its right to indemnification under this Section 14.5 with respect to such claim and any related claim with respect to other taxable years the contest of which is precluded or otherwise materially adversely affected as a result of such waiver.

                  (c) Reimbursement for Tax Savings. If (x) a Tax Indemnitee shall obtain a credit or refund of any Taxes paid by Lessee pursuant to this
Section 14.5 or (y) by reason of the incurrence or imposition of any Tax for which a Tax Indemnitee is indemnified hereunder or any payment made to or for the account of such Tax Indemnitee by Lessee pursuant to this Section 14.5 or any payment made by a Tax Indemnitee to Lessee by reason of this Section 14.5(c), such Tax Indemnitee at any time actually realizes a reduction in any Taxes for which Lessee is not required to indemnify such Tax Indemnitee pursuant to this Section 14.5 which reduction in Taxes was not taken into account in computing such payment by Lessee to or for the account of such Tax Indemnitee or by the Tax Indemnitee to Lessee, then such Tax Indemnitee shall promptly pay to Lessee on an After Tax Basis (xx) the amount of such credit or refund, together with the amount of any interest received by such Tax Indemnitee on account of such credit or refund or (yy) an amount equal to such reduction in Taxes, as the case may be; provided that no such payment shall be made so long as an Event of Default shall have occurred and be continuing but shall be paid promptly after cure of such Event of Default. Each Tax Indemnitee agrees to take such actions as Lessee may reasonably request (provided in the good faith judgment of the Tax Indemnitee, such actions would not result in any adverse effect on the Tax Indemnitee for which the Tax Indemnitee is not entitled to indemnification from Lessee) and to otherwise act in good faith to claim such refunds and other available Tax benefits, and take such other actions as may be reasonable to minimize any payment due from Lessee pursuant to this Section 14.5. The disallowance or reduction of any credit, refund or other tax savings with respect to which a Tax Indemnitee has made a payment to Lessee under this
Section 14.5(c) shall be treated as a Tax for which Lessee is obligated to indemnify such Tax Indemnitee hereunder without regard to the exclusions set forth in the definition of Impositions.

                  (d) Payments. Any Imposition indemnifiable under this Section
14.5 shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to this Section 14.5 shall be paid within thirty
(30) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before two (2) Business Days prior to the date that the relevant Taxes are due. Any payments made pursuant to Section 14.5 shall be made in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in this Participation Agreement. Upon the request of any Tax Indemnitee with respect to a Tax that Lessee is required to pay, Lessee shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

                  (e) Reports. In the case of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this Section 14.5, Lessee shall promptly notify the Tax Indemnitee of such requirement and, at Lessee's expense (i) if Lessee is permitted (unless otherwise requested by the Tax Indemnitee) by Applicable Law, timely file such report, return or statement in its own name or (ii) if such report, return or statement is required to be in the name of or filed by such Tax Indemnitee or the Tax Indemnitee otherwise requests that such report, return or statement be prepared for filing by such Tax Indemnitee, prepare such report, return or statement in such manner as shall be satisfactory to such Tax Indemnitee and send the same to the Tax Indemnitee for filing no later than fifteen (15) days prior to the due date therefor. In any case in which the Tax Indemnitee will file any such report, return or statement, Lessee shall, upon written request of such Tax Indemnitee, provide such Tax Indemnitee with such information as is reasonably necessary to allow the Tax Indemnitee to file such report, return or statement.

                  (f) Verification. At Lessee's request, the amount of any indemnity payment by Lessee or any payment by a Tax Indemnitee to Lessee pursuant to this Section 14.5 shall be verified and certified by an independent public accounting firm mutually acceptable to Lessee and the Tax Indemnitee. The costs of such verification shall be borne by Lessee unless such verification shall result in an adjustment in Lessee's favor of ten percent (10%) of the payment as computed by the Tax Indemnitee, in which case such fee shall be paid by the Tax Indemnitee. In no event shall Lessee have the right to review the Tax Indemnitee's tax returns or receive any other confidential information from the Tax Indemnitee in connection with such verification. Any information provided to such accountants by any Person shall be and remain the exclusive property of such Person and shall be deemed by the parties to be (and the accountants will confirm in writing that they will treat such information as) the private, proprietary and confidential property of such Person, and no Person other than such Person and the accountants shall be entitled thereto and all such materials shall be returned to such Person. Such accounting firm shall be requested to make its determination within thirty (30) days of Lessee's request for verifications and the computations of the accounting firm shall be final, binding and conclusive upon Lessee and the Tax Indemnitee. The parties agree that the sole responsibility of the independent public accounting firm shall be to verify the amount of a payment pursuant to this Participation Agreement and that matters of interpretation of this Participation Agreement are not within the scope of the independent accounting firm's responsibilities.

         SECTION 14.6. Completion Guaranty. To the extent that the Advances made pursuant to this Agreement are not sufficient to complete the construction of any Improvements on any Property in accordance with the Plans and Specification therefor, the Guarantor and the Lessee hereby agree, jointly and severally, to pay all costs necessary to complete such Improvements substantially in accordance with such Plans and Specifications, with the Construction Agent to use its commercially reasonable efforts to cause such Improvement to be completed by the Expiration Date.

                                   SECTION 15.

                                  MISCELLANEOUS

         SECTION 15.1. Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Participation Agreement, the transfer of any Property to the Lessor, the construction of any Improvements, any disposition of any interest of the Lessor in any Property or any Improvements, the payment of the Notes and any disposition thereof shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents. Except as expressly provided herein, it is expressly understood and agreed that each of the indemnities provided for herein shall survive the expiration or termination of the Lease and the other Operative Documents and the payment by Lessee and Guarantor of all amounts due thereunder for a period of three (3) years (but shall continue in full force and effect following such date with respect to any Claim asserted prior to such date) and shall be separate and independent from any remedy under the Lease or any other Operative Document; provided that, to the extent that any Claim arises after such three (3) year period which was not asserted during such three (3) period due to a failure to discover such Claim or for any other reason, such indemnity shall be revived upon the assertion of such Claim solely with respect to such Claim.

         SECTION 15.2. No Broker; etc. Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser, other than CS First Boston, to act on its behalf in connection with this Participation Agreement or the transactions contemplated herein, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

         SECTION 15.3. Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing by United States mail, by nationally recognized courier service, by hand or by facsimile communication and any such notice shall become effective five (5) Business Days after being deposited in the mails, certified or registered with appropriate postage prepaid or one (1) Business Day after delivery to a nationally recognized courier service specifying overnight delivery or, if delivered by hand, when received, or, if sent by facsimile communication, when confirmed by electronic or other means during business hours on a Business Day (or, if confirmed after business hours or on a non-Business Day, on the next Business Day) and shall be directed to the address of such Person as indicated:

         If to Guarantor, to it at:

                  The Home Depot, Inc.
                  2455 Paces Ferry Road
                  Atlanta, Georgia 30339

                  Attn: Treasurer

                  Telephone No.:  (770) 384-4522
                  Telecopy No.:  (770) 384-5735
         with a copy to:

                  L.A. Smith
                  Vice President/Legal

                  Telephone No.:  (770) 431-2737
                  Telecopy No.:  (770) 431-2752

         If to Lessee, to it at:

                  Home Depot U.S.A., Inc.
                  2455 Paces Ferry Road
                  Atlanta, Georgia 30339

                  Attn: Treasurer

                  Telephone No.:   (770) 384-4522
                  Telecopy No.:  (770) 384-5735

         with a copy to:

                  L.A. Smith
                  Vice President/Legal

                  Telephone No.:  (770) 431-2737
                  Telecopy No.:  (770) 431-2752

         If to the Lessor, to it at:

                  12 East 49th Street
                  New York, New York 10017

                  Attn:    Director

                  Telecopy No.:   (212) 238-5331
                  Telephone No.:  (212) 238-5323

         If to the Agent Bank, to it at:

                  Tower 49
                  12 East 49th Street
                  New York, New York 10017

                  Attn:    Agency Administration

                  Telecopy No.:   (212) 238-2586
                  Telephone No.:  (212) 238-5073

         If to a Lender, to it at the address set forth in Schedule 1.

         If to Facility Lender, to it at:

                  HD Real Estate Funding Corp.
                  c/o JH Management Corporation

                  Room 520
                  One International Place
                  Boston, Massachusetts 02110

                  Attn: R. Douglas Donaldson

                  Telecopy No.: (617) 951-7050
                  Telephone No.: (617) 951-7690

         If to Moody's or S&P, to it at the addresses set forth in the Liquidity Agreement.

         From time to time any party may designate a new address for purposes of notice hereunder by notice to each of the other parties hereto. The Lessee shall receive a copy of each notice delivered pursuant to the Operative Documents and Lessee hereby agrees to notify promptly Moody's and S&P of any termination of the Lease or determination to cease issuing Commercial Paper Notes pursuant to the terms of the Operative Documents.

         SECTION 15.4. Counterparts. This Participation Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

         SECTION 15.5. Amendments. No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified with respect to Guarantor, Lessee, the Lessor, the Facility Lender, the Agent Bank or any Lender, except (a) in the case of a termination, amendment, supplement, waiver or modification to be binding on Guarantor, Lessee, the Lessor, the Facility Lender, or the Agent Bank with the written agreement or consent of such party, and (b) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Lenders, with the written agreement or consent of the Required Lenders; provided, however, that

                  (1) no such termination, amendment, supplement, waiver or modification shall without written agreement or consent of each Participant (other than Facility Lender):

                  (x)(i) modify any of the provisions of this Section 15.5, change the definition of "Required Lenders" or modify any provision of an Operative Document requiring action by the Required Lenders; (ii) amend, modify, waive or supplement any of the provisions of Sections 2.01, 4.06, 10.03 or Article VI of the Liquidity Agreement or the representations of such Participant in
         Section 9 or the covenants in Section 11 of this Participation Agreement; (iii) reduce, modify, amend or waive any fees or indemnities in favor of any Participant, including without limitation amounts payable pursuant to Section 14 ((except that any Person (other than the Facility Lender) may consent to any reduction, modification, amendment or waiver of any indemnity payable to it)); (iv) modify, postpone, reduce or forgive, in whole or in part, any payment of Rent (other than pursuant to the terms of any Operative Document), any Loan or Lessor Investment Amount, the Lease Balance, Residual Value Guarantee, amounts due pursuant to Section 22.2 of the Lease, interest or Certificate Earnings or, subject to clause (iii) above, any other amount payable under any Lease or this Participation Agreement, or modify the definition or method of calculation of Rent (other than pursuant to the terms of any Operative Document), any Loan or Lessor Investment Amount, Lease Balance, Shortfall Amount, Residual Value Guarantee, Maximum Property Costs, or any other definition which would affect the amounts to be advanced or which are payable under the Operative Documents or any of the other matters set forth above; or

                  (y) consent to any assignment of the Lease or the Guaranty, releasing Lessee from its obligations in respect of the payments of Rent and the Lease Balance or changing the absolute and unconditional character of such obligation or releasing the Guarantor from its obligations in respect of the payments under the Guaranty or changing the absolute and unconditional character of such obligation (with the express understanding that any termination, amendment, supplement, modification or waiver of the Guaranty or any provision thereof is subject to the prior approval and confirmation of Moody's and S&P as set forth therein); and

                  (2) no other termination, amendment, supplement, waiver or modification shall, without the written agreement or consent of the Lessor and the Required Lenders, be made to Sections 5 or 7 of this Participation Agreement or the definition of "Lease Event of Default".

Notwithstanding the foregoing, no termination, amendment, supplement, waiver or modification to Sections 5 or 6 of this Participation Agreement, any provision of the Operative Documents described in clause (b)(1)(x)(iv) above (with the express understanding that any amendment, supplement, modification, waiver or termination of any provision of the Operative Documents affecting the sufficiency or timely availability of payments of Rent or other amounts due under the Lease or the Construction Agency Agreement to repay Commercial Paper Notes in full as and when maturing is subject to the confirmation of Moody's and S&P described in this paragraph) or any provision of the Liquidity Agreement, or any provision of the other Operative Documents governing the obligation of the Lenders to fund Residual Loans thereunder shall be effective unless, as a condition precedent thereto, the Guarantor and the Lessee shall have provided written confirmation from each of Moody's and S&P that immediately after giving effect to such modification, waiver or termination, the Commercial Paper Notes shall not be rated lower than such Commercial Paper Notes are rated immediately prior to giving effect thereto and such modification, waiver or termination shall not result in a downgrade, withdrawal or qualification or the rating assigned to the Commercial Paper Notes by Moody's and S&P.l have received notice thereof and shall have agreed that such action shall not result in a downgrade of the rating of the Commercial Paper Notes.

         SECTION 15.6. Usury. It is the intent of the parties hereto not to violate any federal or state law, rule or regulation pertaining either to usury or to the contracting for or charging or collecting of interest, and each of the parties hereto agree that, should any provision of this Participation Agreement or of any of the Operative Documents, or any act performed hereunder or thereunder, violate any such law, rule or regulation, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied to the outstanding principal indebtedness due to the Participants under the applicable Operative Document.

         SECTION 15.7. Confidentiality. Each Participant agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Guarantor or Lessee to it which is clearly indicated or stated to be confidential information (or when the circumstances under which such information is delivered or when the content thereof would cause a reasonable person to believe that such information is confidential), confidential from anyone other than persons employed or retained by such Participant who are or are expected to become engaged in evaluating, approving, structuring or administering any of the Operative Documents (such Persons to likewise be under similar obligations of confidentiality with respect to such information); provided, however that nothing herein shall prevent any Participant from disclosing such information (i) to any other Participant, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Participant, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which any Participant or its Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Operative Document, (vii) to such Participant's legal counsel, independent auditors and to such Participant's Affiliates, and (viii) to any actual or proposed Participant, assignee or other transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 15.7; provided, that, should disclosure of any such confidential information be required by virtue of clause
(ii) or (v) of the immediately preceding provisos, any relevant Participant shall notify Lessee and Guarantor of the same so as to allow the Lessee or Guarantor, at Lessee's or Guarantor's sole cost and expense, to seek a protective order or to take any other appropriate action; provided, further, that, no Participant shall be required to delay compliance with any directive to disclose beyond the last date such delay is legally permissible any such information so as to allow the Lessee or Guarantor to effect any such action.

         SECTION 15.8. Headings; etc. The Table of Contents and headings of the various Articles and Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         SECTION 15.9. Parties in Interest. Except as expressly provided herein, none of the provisions of this Participation Agreement are intended for the benefit of any Person except the parties hereto.

         SECTION 15.10. GOVERNING LAW. THIS PARTICIPATION AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA (EXCLUDING ANY OTHER CONFLICT-OF-LAW OR CHOICE-OF-LAW RULES WHICH MIGHT LEAD TO THE APPLICATION OF THE INTERNAL LAWS OF ANY OTHER JURISDICTION) AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

         SECTION 15.11. Severability. Any provision of this Participation Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 15.12. Further Assurances. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole, joint and several expense of Guarantor and the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Documents, and the transactions contemplated hereby and thereby (including, without limitation, the preparation, execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the parties hereto may from time to time request to be filed or effected). Lessee will, at its own expense and without need of any prior request from any other party, to take such action as may be necessary (including any action specified in the preceding sentence), or (if the Lessor or Agent Bank shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Document.

         SECTION 15.13. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE OPERATIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 15.14. Limitations on Recourse Against Lessor. Notwithstanding anything contained in this Participation Agreement or any other Operative Documents to the contrary, each of the parties hereto agrees to look solely to Lessor's (or to any partner thereof's) estate and interest in the Properties and the Improvements thereon and rights under the Operative Documents for the collection of any judgment requiring the payment of money by Lessor in the event of liability by Lessor, and no other property or assets of Lessor or any shareholder, owner or partner (direct or indirect) in or of Lessor, or any director, officer, employee, beneficiary, Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of any party hereto against Lessor under or with respect to the Operative Documents, the relationship of Lessor and any other party hereto hereunder or any other liability of Lessor to any other party hereto under the Operative Documents; provided that, nothing herein shall limit recourse against the Lessor or its partners for the gross negligence or willful misconduct of such Persons or claims proximately caused by Lessor's breach of its obligations pursuant to Sections 9.1,

11.2 (solely with respect to the first sentence thereof), 11.3, 11.4, 11.6(a),
(g), (h) or 11.7 of this Participation Agreement; provided further, that the foregoing proviso is intended to allow a claim for damages against Lessor but shall not be construed as creating a full recourse obligation on the part of Lessor (or any partner thereof) to repay any of the Loans or any amounts relating to the Loans arising under the Loan Agreement and the Notes.

         SECTION 15.15. Limitation on Recourse Against Facility Lender. The provisions of Section 3.11 of the Liquidity Agreement are hereby incorporated herein by this reference and made a part hereof and of each of the Operative Documents and each party hereto agrees to be bound by the limitations set forth therein.

[PARTICIPATION AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                            THE HOME DEPOT, INC., as Guarantor

                                            By: /s/ Marshall L. Day
                                               --------------------------------
                                               Marshall L. Day
                                               Senior Vice President and
                                               Chief Financial Officer

                                            Attest: /s/ Lawrence A. Smith
                                                   ----------------------------
                                                    Lawrence A. Smith
                                                    Assistant Secretary

                                                          [CORPORATE SEAL]

                                        HOME DEPOT U.S.A., INC., as Lessee and
                                        Construction Agent

                                        By: /s/ Marshall L. Day
                                           ------------------------------------
                                           Marshall L. Day
                                           Senior Vice President and
                                           Chief Financial Officer

                                        Attest: /s/ Lawrence A. Smith
                                               --------------------------------
                                               Lawrence A. Smith
                                               Assistant Secretary

                                                         [CORPORATE SEAL]

                                      HD REAL ESTATE FUNDING CORPORATION, as
                                      Facility Lender

                                      By: /s/ R. Douglas Donaldson
                                         ------------------------------------
                                         Name: R. Douglas Donaldson
                                         Title:   Treasurer

                                      CREDIT SUISSE LEASING 92A, L.P., a
                                      Delaware limited partnership, as Lessor

                                      By:  CREDIT SUISSE, its general partner

                                      By: /s/ Carl Weatherley-White
                                         -----------------------------------
                                         Name:  Carl Weatherly-White
                                         Title:    Associate

                                      By: /s/ Conrad A. Meyer
                                         -----------------------------------
                                         Name:  Conrad A. Meyer
                                         Title:    Associate

                                      CREDIT SUISSE, as Agent Bank

                                      By: /s/ Heather Rietenberg
                                         ------------------------------------
                                         Name:  Heather Rietenberg
                                         Title:     Member of Senior Management

                                      By: /s/ Ira Lubinsky
                                         --------------------------------------
                                         Name:  Ira Lubinsky
                                         Title:    Associate

                                 CREDIT SUISSE,
                                  as Agent Bank

                                  By:/s/ Carl Weatherley-White
                                     ------------------------------------
                                     Name: Carl Weatherley-White
                                     Title: Associate

                                  By:/s/ Conrad A. Meyer
                                     ------------------------------------
                                     Name: Conrad A. Meyer
                                     Title: Associate

                                  CREDIT SUISSE,
                                  as Lender


                                  By:/s/ Carl Weatherley-White
                                     ------------------------------------
                                     Name:  Carl Weatherley-White
                                     Title:     Associate


                                   By:/s/ Conrad A. Meyer
                                     ------------------------------------
                                   Name:  Conrad A. Meyer
                                   Title:   Associate

                                   DEUTSCHE BANK AG, NEW YORK AND/OR
                                   CAYMAN ISLANDS BRANCH,
                                   as Documentation Agent

                                   By:/s/ David H. Kahn
                                     ------------------------------------
                                     Name:  David H. Kahn
                                     Title:     Assistant Vice President

                                   By: Hans-Josef Thiele
                                     ------------------------------------
                                     Name:  Hans-Josef Thiele
                                     Title:    Vice President

                                    NATIONSBANK, N.A. (SOUTH)

                                    as Lender

                                    By: /s/ Shawn B. Welsh
                                     ------------------------------------
                                     Name:  Shawn B. Welsh
                                     Title:    Vice President

                                    SUNTRUST BANK, ATLANTA,
                                    as Lender

                                    By: /s/ J. Christopher Debley
                                     ------------------------------------
                                     Name:  J. Christopher Debley
                                     Title:    Vice President-Team Leader


                                    By:/s/ Dennis H. James, Jr.
                                       ----------------------------------
                                       Name: Dennis H. James, Jr.
                                       Title:   Assistant Vice President


                                    TORONTO DOMINION (TEXAS), INC.,
                                    as Lender

                                    By:/s/ David G. Parker
                                       ------------------------------------
                                     Name:  David G. Parker
                                     Title:    Vice President

                                    UNION BANK OF SWITZERLAND,
                                    as Lender


                                    By:/s/ Robert W. Casey, Jr.
                                       ------------------------------------
                                     Name:  Robert W. Casey, Jr.
                                     Title:    Managing Director


                                    By:  /s/ Hamilton W. Bullard
                                       ------------------------------------
                                     Name:  Hamilton W. Bullard
                                     Title:     Assistant Treasurer

                                    BANK OF AMERICA NT&SA,
                                    as Lender

                                    By: /s/ Michelle W. Kacergis
                                       ------------------------------------
                                     Name:  Michelle W. Kacergis
                                     Title:    Vice President

                                    THE BANK OF NEW YORK,
                                    as Lender

                                    By:/s/ Paula M. Diponzio
                                       ------------------------------------
                                       Name: Paula M. Diponzio
                                       Title:   Vice President

                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    as Lender

                                    By:/s/ Paul E. Rigby
                                       ------------------------------------
                                       Name:  Paul E. Rigby
                                       Title:    Managing Director

                                    FIRST UNION NATIONAL BANK OF GEORGIA,
                                    as Lender

                                    By:/s/ Mayla M. Thom
                                       ------------------------------------
                                       Name: Mayla M .Thom
                                       Title:    Vice President

                                    MORGAN GUARANTY TRUST CO. OF NEW   YORK
                                    as Lender

                                    By:
                                       ------------------------------------
                                      Name:
                                      Title:

                                   WACHOVIA BANK OF GEORGIA
                                   as Lender

                                   By: /s/ John T. Seeds
                                      ------------------------------------
                                      Name:  John T. Seeds
                                      Title:    Senior Vice President